                                                                  EXHIBIT 10.9


                   LETTER OF CREDIT REIMBURSEMENT AGREEMENT

                                     Among

                 PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION
                                      and
                     WELLSFORD RESIDENTIAL PROPERTY TRUST

                                      and

                       DRESDNER BANK AG, NEW YORK BRANCH


                                  Relating to


                    Palomino Park Public Improvements Corp.
                         Assessment Lien Revenue Bonds
                           Series 1995 - $14,755,000



                         Dated as of December 1, 1995

                         (Letter of Credit No. 967-95)

                   LETTER OF CREDIT REIMBURSEMENT AGREEMENT

                               TABLE OF CONTENTS

     This Table of Contents is not a part of the Letter of Credit Reimbursement Agreement and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Letter of Credit Reimbursement Agreement.

                                                                           Page

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

PREAMBLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . .11
     Section 1.2    Accounting Matters. . . . . . . . . . . . . . . . . . . .11
     Section 1.3    Interpretation. . . . . . . . . . . . . . . . . . . . . .11
     Section 1.4    Relation to Other Documents . . . . . . . . . . . . . . .11
     Section 1.5    Time for Performance. . . . . . . . . . . . . . . . . . .11

ARTICLE 2  REIMBURSEMENT, FEES AND PAYMENT PROVISIONS . . . . . . . . . . . .11
     Section 2.1    Same Day Reimbursement. . . . . . . . . . . . . . . . . .11
     Section 2.2    Reimbursement of Liquidity Drawing Amounts and LC
                    Loans . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 2.3    Limitation on Interest. . . . . . . . . . . . . . . . . .12
     Section 2.4    Remarketing of Pledged Bonds. . . . . . . . . . . . . . .13
     Section 2.5    Transfer/Amendment Fee. . . . . . . . . . . . . . . . . .14
     Section 2.6    Costs, Expenses and Taxes . . . . . . . . . . . . . . . .14
     Section 2.7    Drawing Fee . . . . . . . . . . . . . . . . . . . . . . .15
     Section 2.8    Letter of Credit Facing Fee . . . . . . . . . . . . . . .15
     Section 2.9    Capital Adequacy. . . . . . . . . . . . . . . . . . . . .15
     Section 2.10   Method of Payment . . . . . . . . . . . . . . . . . . . .16
     Section 2.11   Maintenance of Accounts . . . . . . . . . . . . . . . . .16
     Section 2.12   Cure. . . . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 2.13   Withholding . . . . . . . . . . . . . . . . . . . . . . .16
     Section 2.14   Reduction and Reinstatement of the Letter of Credit . . .17
     Section 2.15   Loan Documents. . . . . . . . . . . . . . . . . . . . . .17

ARTICLE 3 CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . .17
     Section 3.1    Account Parties' Resolutions; Bylaws. . . . . . . . . . .17
     Section 3.2    Highlands' Resolutions; Bylaws. . . . . . . . . . . . . .17
     Section 3.3    Account Parties' Organizational Documents . . . . . . . .17
     Section 3.4    Highlands' Organizational Documents . . . . . . . . . . .17
     Section 3.5    Regulatory Approvals. . . . . . . . . . . . . . . . . . .18
     Section 3.6    Incumbency Certificates . . . . . . . . . . . . . . . . .18
     Section 3.7    Opinions of Counsel . . . . . . . . . . . . . . . . . . .18
     Section 3.8    Related Documents . . . . . . . . . . . . . . . . . . . .18
     Section 3.9    Amendment to the Wellsford REIT Loan Agreement. . . . . .18
     Section 3.10   Compliance Certificate. . . . . . . . . . . . . . . . . .18
     Section 3.11   Ratings . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 3.12   Account Parties Certificate(s). . . . . . . . . . . . . .18
     Section 3.13   Title . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Section 3.14   Payment of Fees and Expenses. . . . . . . . . . . . . . .18
     Section 3.15   Financial Statements. . . . . . . . . . . . . . . . . . .19
     Section 3.16   Highlands Certificate(s). . . . . . . . . . . . . . . . .19

     Section 3.17   Remarketing Agent Certificate . . . . . . . . . . . . . .19
     Section 3.18   Bond Trustee Certificate. . . . . . . . . . . . . . . . .19
     Section 3.19   Recordings and Filings.  Evidence that the Assessment
                    and Lien. . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 3.20   Other Documents . . . . . . . . . . . . . . . . . . . . .19

ARTICLE 4  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .19
     Section 4.1    Corporate Authority, Etc. . . . . . . . . . . . . . . . .19
     Section 4.2    Governmental Approvals. . . . . . . . . . . . . . . . . .21
     Section 4.3    Title to Properties: Leases . . . . . . . . . . . . . . .21
     Section 4.4    Financial Statements. . . . . . . . . . . . . . . . . . .21
     Section 4.5    No Material Changes . . . . . . . . . . . . . . . . . . .22
     Section 4.6    Franchises, Patents, Copyrights, Etc. . . . . . . . . . .22
     Section 4.7    Litigation. . . . . . . . . . . . . . . . . . . . . . . .22
     Section 4.8    No Materially Adverse Contracts, Etc. . . . . . . . . . .22
     Section 4.9    Compliance with Other Instruments, Laws, Etc. . . . . . .22
     Section 4.10   Tax Status. . . . . . . . . . . . . . . . . . . . . . . .23
     Section 4.11   No Event of Default . . . . . . . . . . . . . . . . . . .23
     Section 4.12   Holding Company and Investment Company Acts, Etc. . . . .23
     Section 4.13   Absence of UCC Financing Statements, Etc. . . . . . . . .23
     Section 4.14   Noncontravention. . . . . . . . . . . . . . . . . . . . .23
     Section 4.15   Certain Transactions. . . . . . . . . . . . . . . . . . .23
     Section 4.16   Employee Benefit Plans. . . . . . . . . . . . . . . . . .24
     Section 4.17   Regulations U and X . . . . . . . . . . . . . . . . . . .24
     Section 4.18   Environmental Compliance. . . . . . . . . . . . . . . . .24
     Section 4.19   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . .26
     Section 4.20   Related Documents . . . . . . . . . . . . . . . . . . . .26
     Section 4.21   Property. . . . . . . . . . . . . . . . . . . . . . . . .26
     Section 4.22   Brokers . . . . . . . . . . . . . . . . . . . . . . . . .27
     Section 4.23   Other Debt. . . . . . . . . . . . . . . . . . . . . . . .27
     Section 4.24   Solvency. . . . . . . . . . . . . . . . . . . . . . . . .27
     Section 4.25   Complete and Correct Information. . . . . . . . . . . . .27
     Section 4.26   Public Improvements Liens . . . . . . . . . . . . . . . .27
     Section 4.27   Pledge of Pledged Bonds . . . . . . . . . . . . . . . . .27
     Section 4.28   Security for Pledged Bonds. . . . . . . . . . . . . . . .27

ARTICLE 5  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . .28
     Section 5.1    Compliance with Bond Indenture and Related Documents. . .28
     Section 5.2    Maintenance of Office . . . . . . . . . . . . . . . . . .28
     Section 5.3    Records and Accounts. . . . . . . . . . . . . . . . . . .28
     Section 5.4    Financial Statements, Certificates and Information. . . .28
     Section 5.5    Notices . . . . . . . . . . . . . . . . . . . . . . . . .30
     Section 5.6    Existence; Maintenance of Properties. . . . . . . . . . .31
     Section 5.7    Insurance . . . . . . . . . . . . . . . . . . . . . . . .32
     Section 5.8    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .32
     Section 5.9    Inspection of Properties and Books. . . . . . . . . . . .32
     Section 5.10   Compliance with Laws, Contracts, Licenses and Permits . .33
     Section 5.11   Further Assurances. . . . . . . . . . . . . . . . . . . .33
     Section 5.12   Wellsford REIT Status . . . . . . . . . . . . . . . . . .33
     Section 5.13   Wellsford REIT Unencumbered Operating Properties. . . . .33
     Section 5.14   Wellsford REIT Limiting Agreements. . . . . . . . . . . .34

ARTICLE 6  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .35
     Section 6.1    Amendments. . . . . . . . . . . . . . . . . . . . . . . .35
     Section 6.2    Optional Redemption . . . . . . . . . . . . . . . . . . .35
     Section 6.3    Restrictions on Indebtedness. . . . . . . . . . . . . . .35
     Section 6.4    Restrictions on Liens, Etc. . . . . . . . . . . . . . . .37
     Section 6.5    Restrictions on Investments . . . . . . . . . . . . . . .37

     Section 6.6    Merger, Consolidation . . . . . . . . . . . . . . . . . .39
     Section 6.7    Sale and Leaseback. . . . . . . . . . . . . . . . . . . .39
     Section 6.8    Compliance with Environmental Laws. . . . . . . . . . . .39
     Section 6.9    Distributions . . . . . . . . . . . . . . . . . . . . . .40
     Section 6.10   Asset Sales . . . . . . . . . . . . . . . . . . . . . . .41
     Section 6.11   Development Activity. . . . . . . . . . . . . . . . . . .41
     Section 6.12   Sources of Capital. . . . . . . . . . . . . . . . . . . .42
     Section 6.13   Restriction on Prepayment of Indebtedness . . . . . . . .42
     Section 6.14   Additional Restrictions on Wellsford REIT Liens on
                    Real Estate and Indebtedness. . . . . . . . . . . . . . .42
     Section 6.15   Restrictions Upon Rate Modes and Interest Periods for
                    Bonds . . . . . . . . . . . . . . . . . . . . . . . . . .42
     Section 6.16   Accounting Methods and Fiscal Year. . . . . . . . . . . .43
     Section 6.17   Financial Covenants of Wellsford REIT . . . . . . . . . .43
     Section 6.18   Official Statement and Other Documents. . . . . . . . . .43
     Section 6.19   Remarketing . . . . . . . . . . . . . . . . . . . . . . .43
     Section 6.20   Substitute Credit Facility. . . . . . . . . . . . . . . .43
     Section 6.21   Remarketing Agent and Bond Trustee. . . . . . . . . . . .44

ARTICLE 7  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .44
     Section 7.1    Events of Default . . . . . . . . . . . . . . . . . . . .44
     Section 7.2    Rights and Remedies . . . . . . . . . . . . . . . . . . .47

ARTICLE 8  NATURE OF OBLIGATIONS; INDEMNIFICATION . . . . . . . . . . . . . .48
     Section 8.1    Obligations Absolute. . . . . . . . . . . . . . . . . . .48
     Section 8.2    Continuing Obligation . . . . . . . . . . . . . . . . . .48
     Section 8.3    Liability of the Bank . . . . . . . . . . . . . . . . . .48
     Section 8.4    Indemnification . . . . . . . . . . . . . . . . . . . . .49
     Section 8.5    Telecopied Documents. . . . . . . . . . . . . . . . . . .50

ARTICLE 9  ISSUANCE, TRANSFER, REDUCTION OR EXTENSION OF LETTER OF
           CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
     Section 9.1    Issuance. . . . . . . . . . . . . . . . . . . . . . . . .50
     Section 9.2    Transfer, Reduction and Reinstatement . . . . . . . . . .50
     Section 9.3    Extension . . . . . . . . . . . . . . . . . . . . . . . .50

ARTICLE 10 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .50
     Section 10.1   Right of Setoff . . . . . . . . . . . . . . . . . . . . .50
     Section 10.2   Amendments and Waivers. . . . . . . . . . . . . . . . . .51
     Section 10.3   No Waiver; Remedies . . . . . . . . . . . . . . . . . . .51
     Section 10.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . .51
     Section 10.5   Severability. . . . . . . . . . . . . . . . . . . . . . .52
     Section 10.6   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .53
     Section 10.7   Consent to Jurisdiction and Venue, Etc. . . . . . . . . .53
     Section 10.8   Headings. . . . . . . . . . . . . . . . . . . . . . . . .53
     Section 10.9   Participation . . . . . . . . . . . . . . . . . . . . . .53
     Section 10.10  Issuing Branch of the Bank. . . . . . . . . . . . . . . .53
     Section 10.11  Counterparts. . . . . . . . . . . . . . . . . . . . . . .54
     Section 10.12  Complete and Controlling Agreement. . . . . . . . . . . .54
     Section 10.13  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . .54
     Section 10.14  Assignability to Federal Reserve. . . . . . . . . . . . .54

SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

                   LETTER OF CREDIT REIMBURSEMENT AGREEMENT

     THIS LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this "Reimbursement Agreement") is executed and entered into as of December 1, 1995, by and among Palomino Park Public Improvements Corporation (the "Bond Issuer"), a Colorado nonprofit corporation, Wellsford Residential Property Trust ("Wellsford REIT"), a Maryland real estate investment trust (collectively, the Bond Issuer and Wellsford REIT are referred to herein as "Account Parties"), and Dresdner Bank AG, a banking corporation organized and existing under the laws of The Federal Republic of Germany, acting by and through its New York Branch (the "Bank"). All capitalized terms used herein and not otherwise defined in connection with such use shall have the meanings set forth in Article 1.

     WHEREAS, substantially concurrently herewith (a) the Bond Issuer is issuing pursuant to the Bond Indenture, on behalf of the District, and at the request of Wellsford REIT and its subsidiary Park at Highlands LLC ("Highlands"), a Colorado limited liability company, its "Palomino Park Public Improvements Corporation Assessment Lien Revenue Bonds Series 1995 - $14,755,000" (the "Bonds"), the proceeds of which will be used primarily to finance certain water, sewer, street and park facilities for The Park at Highlands Ranch, Phase I of which is owned by Highlands, and (b) Highlands is entering into the Assessment Agreement and the Assessment and Lien to support repayment of the Bonds; and

     WHEREAS, to enhance the marketability of the Bonds and to provide additional security for the repayment of the Bonds, Account Parties have requested that the Bank issue the Letter of Credit to secure certain payments to be made with respect to the Bonds in the amount of $15,773,702 of which (subject to the terms of the Letter of Credit) $14,755,000 will be available to pay principal of the Bonds either at maturity or upon redemption or acceleration thereof or to pay the portion of the purchase price of Bonds representing the principal amount thereof, and of which $1,018,702 (representing 210 days interest on the initial outstanding principal amount of Bonds, calculated at a maximum interest rate of 12% per annum computed on the basis of a year of 365 days) will be available to pay interest on the Bonds as interest becomes due or to pay the portion of the purchase price of the Bonds representing the accrued interest thereon; and

     WHEREAS, it is contemplated that the draws under the direct-pay Letter of Credit to make principal or interest payments under the Bonds (other than principal and interest payments relating to a Purchase Drawing (as defined below)) will be reimbursed hereunder on the day such draws are made, and that Purchase Drawings will be reimbursed upon the remarketing of the Bonds tendered in connection with such Purchase Drawings, as more fully set forth in Article IV of the Bond Indenture and Article 2 below; and

     WHEREAS, to secure their obligations to the Bank under this Reimbursement Agreement and the other Related Documents, Account Parties substantially concurrently herewith are executing and delivering to the Bank the Pledge Agreement; and

     WHEREAS, in order to further evidence and secure their respective obligations to the Bank under this Reimbursement Agreement and the other Related Documents, Wellsford REIT and the Bond Issuer concurrently herewith are each executing and delivering to the Bank their Promissory Notes; and

     WHEREAS, Wellsford REIT has heretofore entered into a Second Amended and

Restated Revolving Credit Agreement dated as of June 30, 1995 as amended by that certain First Amendment dated as of December 1, 1995 (as amended, modified or restated from time to time in accordance with its terms, the "Wellsford REIT Loan Agreement") with The First National Bank of Boston ("Bank Boston") and the other parties listed therein (including the Bank), and Bank Boston and the other parties listed in the Wellsford REIT Loan Agreement have entered into an Intercreditor Agreement, dated as of June 30, 1995, as amended by that certain First Amendment dated as of December 1, 1995 (as amended, modified and restated in accordance with its terms from time to time, the "Intercreditor Agreement"), which further support Account Parties' ability to honor their obligations hereunder and under the other Related Documents.

     NOW, THEREFORE, in consideration of the agreements set forth herein and in order to induce the Bank to issue the Letter of Credit, the Bank and Account Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.1 Definitions. In addition to terms defined at other places in this Reimbursement Agreement, the following defined terms are used throughout this Reimbursement Agreement with the following meanings:

     "Account Parties" means the Bond Issuer and Wellsford REIT collectively and jointly and severally.

     "Accountant" means an independent certified public accountant or a firm of independent certified public accountants, selected by Wellsford REIT and satisfactory to the Bank.

     "Affiliate" means a corporation, partnership, joint venture, limited liability company, limited liability partnership, association, business trust or similar entity organized under the laws of the United States of America or any state thereof which is directly or indirectly controlled by any Person.
For purposes of this definition, control means the power to direct the management and policies of a Person through the ownership directly or indirectly of not less than a majority of its voting securities or the right to designate or elect not less than a majority of the members of its board of directors or other governing board or body by law, contract or otherwise.

     "Agent" means the Person acting from time to time as agent for the Lenders under the Wellsford REIT Loan Agreement which, as of the date hereof, is Bank Boston.

     "Assessment Agreement" means the Assessment Agreement of even date herewith by and between the Bond Issuer and Highlands, including such amendments, modifications or supplements permitted pursuant to its terms and
Section 6.1.

     "Assessment and Lien" means the Public Improvements Assessment and Lien of even date herewith by and between the Bond Issuer and Highlands. including such amendments, modifications or supplements permitted pursuant to its terms and
Section 6.1.

     "Asset Value" means the purchase price of Real Estate (including improvements) and ordinary related purchase transaction costs, without deduction for depreciation. If the Real Estate is purchased as a part of a group of properties, the Asset Value shall be calculated based upon a reasonable allocation by Wellsford REIT of the aggregate purchase price among all Real Estate purchased in such transaction.

     "Balance Sheet Date" means September 30, 1995.

     "Bank" means Dresdner Bank AG, a banking corporation organized and existing under the laws of The Federal Republic of Germany, acting by and through its New York Branch.

     "Bank Boston" means The First National Bank of Boston.

     "Banking Arrangements" means the agreements of the Bank and Account Parties set forth in this Reimbursement Agreement and the transactions contemplated thereby, including, without limitation, (a) any commitment to extend credit, to issue any letter of credit or other credit or liquidity facility, to purchase any obligation of or for the benefit of either of the Account Parties, or to extend any other financial accommodation, (b) any issuance, extension or maintenance of any of the foregoing, and (c) any pledge, purchase or carrying of any obligation of or for the benefit of either of the Account Parties.

     "Base Rate" means the higher of (i) the annual rate of interest announced from time to time by Bank Boston at its head office in Boston, Massachusetts as its "base rate" and (ii) one half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent); any change in the rate of interest payable hereunder resulting from a change in the rate defined herein shall become effective as of the opening of business on the day on which such change in the rate becomes effective.

     "Base Rate Loans" has the meaning given such term in the Wellsford REIT Loan Agreement.

     "Bond Purchase Contract" means the Placement Agency Agreement dated December 20, 1995 among the Bond Issuer and the Remarketing Agent, including such amendments, modifications or supplements permitted pursuant to its terms and Section 6.1.

     "Bonds" means the Palomino Park Public Improvements Corporation Assessment Lien Revenue Bonds Series 1995 - $14,755,000.

     "Bond Indenture" means the Trust Indenture dated as of September 1, 1995 between the Bond Issuer and the Bond Trustee, including such amendments, modifications or supplements permitted pursuant to its terms and permitted hereunder.

     "Bond Issuer" means Palomino Park Public Improvements Corporation, a Colorado nonprofit corporation, and the issuer of the Bonds.

     "Bond Trustee" means United States Trust Company of New York or its permitted successor as trustee under the Bond Indenture and as permitted hereunder.

     "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in Denver, Colorado, New York, New York or the city or cities in which are located the principal corporate trust offices of the Bond Trustee and the Remarketing Agent and the office of the Bank at which demands for payment under the Letter of Credit are to be presented are authorized or required by law or executive order to close, or (iii) a day on which the New York Stock Exchange is closed.

     "Closing Date" means the date on which the executed Letter of Credit is delivered to the Bond Trustee and the Bonds are initially issued and delivered.

     "CERCLA" has the meaning set forth in Section 4.18(1).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "Collateral" has the meaning set forth in Section 4.27.

     "Compliance Certificate" has the meaning set forth in Section 5.4(d).

     "Consolidated Operating Cash Flow" means, with respect to any period of any Person, an amount equal to the Operating Cash Flow of such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

     "Consolidated Total Assets" means, with respect to any Person, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. In the event that such Person or any of its Subsidiaries has entered into an agreement of the type described in Section 6.11, the properties to be acquired under such agreements shall be treated as assets of such Person and valued at the lesser of fair market value or acquisition cost. All real estate assets shall be valued on an undepreciated cost basis. The assets of such Person on the consolidated financial statements of such Person shall be adjusted to reflect such Person's allocable share of such asset, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by such Person and from assets owned by its Subsidiaries, and (b) such Person's respective ownership interest in its Subsidiaries.

     "Consolidated Total Liabilities" means, with respect to any Person, all liabilities of such Person determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person, whether or not so classified.

     "Debt Service" means, for any period, the sum of all interest (including capitalized interest) and scheduled principal payments due and payable during such period, reduced by any balloon payments due upon maturity of any Indebtedness.

     "Deed of Trust" means that certain Deed of Trust, Security Agreement, Financing Statement, and Assignment of Leases from the Bond Issuer to The Public Trustee of Douglas County, Colorado for the use of the Bond Trustee and the Bank dated December 1, 1995.

     "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would constitute an Event of Default.

     "Default Rate" means the Base Rate plus four and three-quarters percent (4.75%) per annum. The Default Rate shall change as and when the Base Rate changes.

     "Development" means The Park at Highlands Ranch, a master-planned residential community in Douglas County, Colorado.

     Distribution" means the declaration or payment of any dividend or distribution on or in respect of any shares of beneficial interest of Wellsford REIT, other than dividends or distributions payable solely in equity securities of Wellsford REIT; the purchase, redemption, exchange or other retirement of any shares of beneficial interest of Wellsford REIT, directly or indirectly through a Subsidiary of Wellsford REIT or otherwise; the return of capital by Wellsford REIT to its shareholders or partners as such; or any other distribution on or in respect of any shares of beneficial interest of Wellsford REIT.

     "District" means Highlands Ranch Metropolitan District No. 2, Douglas County, Colorado, a quasi-municipal corporation organized under the laws of the State of Colorado.

     "Drawing" means an Interest Drawing, a Principal Drawing or a Purchase Drawing.

     "Environmental Laws" has the meaning set forth in Section 4.18(1).

     "EPA" has the meaning set forth in Section 4.18(2).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" means, with respect to any Person, any Person which is treated as a single employer with such Person under Section 414 of the Code.

     "ERISA Reportable Event" means a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     "Event of Default" means any of the events defined as such in Section 7.1.

     "Expiration Date" means the date on which the Letter of Credit terminates or expires as described under paragraph 1 of the Letter of Credit; provided, however, that in no event shall the Expiration Date occur after the Maturity Date of the Wellsford REIT Loan Agreement.

     "Federal Funds Effective Rate" means, for any day, the rate per annum, equal to the weighted average of the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent, as provided for in the Wellsford REIT Loan Agreement.

     "Funds from Operations" means, with respect to any Person for any fiscal period, the net income (or deficit) of such Person computed in accordance with generally accepted accounting principles, excluding financing costs and gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non-cash items.

     "Hazardous Substance" has the meaning set forth in Section 4.18(2).

     "Highlands" means Park at Highlands LLC, a Colorado limited liability company and a Subsidiary of Wellsford REIT.

     "Implied Ratings" means, with respect to Wellsford REIT, the most recent rating issued from time to time by each Rating Agency as is applicable to senior unsecured long-term debt of Wellsford REIT, or if no such senior unsecured long-term debt is outstanding, then the most recent rating issued from time to time by each Rating Agency as would hypothetically be applicable to senior unsecured long-term debt of Wellsford REIT (i.e., an implied rating).

     "Indebtedness" means all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and the obligations described in
Section 6.3(i)); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase Indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit: (d) all obligations to purchase under agreements to acquire, or otherwise to contribute money with respect to, properties under "development" within the meaning of Section 6.11; (e) a Person's pro rata share of any of the above-described obligations of its unconsolidated affiliates; and (f) all amounts available to be drawn under letters of credit, including but not limited to, the Letter of Credit.

     "Indemnified Party" has the meaning set forth in Section 8.4.

     "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of June 30, 1995 by and among Bank Boston and the other parties listed therein, as amended by that certain First Amendment dated as of December 1, 1995, including such amendments, modifications or supplements permitted pursuant to its terms and Section 6.1.

     "Interest Drawing" means a drawing under the Letter of Credit pursuant to an Interest Drawing, as defined in the Letter of Credit, to pay interest on the Bonds when due.

     "Investments" means, with respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interest in real property, and all other investments; provided, however, that the term "Investments" shall not include
(i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     "LC Loan" has the meaning set forth in Section 2.2(1).

     "LC Loan Eligibility Date" has the meaning set forth in Section 2.2(1).

     "Lenders" means the lending institutions party to the Wellsford REIT Loan Agreement and any other Person who becomes an assignee of any rights of a Lender pursuant to the Wellsford REIT Loan Agreement (but not including any Participants).

     "Letter of Credit" means the Letter of Credit No. 967-95 issued by the Bank dated December 1, 1995, including such amendments, modifications or supplements permitted pursuant to its terms and Section 6.1.

     "Liens" has the meaning set forth in Section 6.4.

     "Liquidity Drawing" means a Drawing made pursuant to a Purchase Drawing on the Letter of Credit, but only until the amount of such Drawing is repaid as required by Section 2.2 or becomes an LC Loan pursuant to Section 2.2(1).

     "Liquidity Drawing Amount" has the meaning set forth in Section 2.2.

     "Loans" has the meaning given such term in the Wellsford REIT Loan
Agreement.

     "Loan Documents" has the meaning given such term in the Wellsford REIT Loan Agreement.

     "Moody's" means Moody's Investors Service, Inc. or its successors.

     "Net Capital Expenditures" means, with respect to any Person or asset for any fiscal period, an amount equal to the amount of capital expenditures incurred by such Person or with respect to such asset during such fiscal period determined in accordance with generally accepted accounting principles.

     "Net Income (or Deficit)" means, with respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

     "Official Statement" means collectively, the Preliminary Private Placement Memorandum and the Private Placement Memorandum used in connection with the sale of the Bonds.

     "Operating Agreement" means the Operating Agreement of even date herewith by and between the Bond Issuer and the District, including such amendments, modifications or supplements permitted pursuant to its terms and Section 6.1.

     "Operating Cash Flow" means, with respect to any Person (or any asset of any person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extra-ordinary or nonrecurring gains included in calculating such Net Income minus
(d) all Net Capital Expenditures incurred by such Person (or with respect to such asset) during such period, all as determined in accordance with generally accepted accounting principles but only to the extent such Net Capital Expenditures are funded from Net Income and not from any capital funds, including proceeds of (i) any debt or equity offering by such Person, (ii) any permitted Indebtedness or (iii) any sale of an asset of such Person.

     "Participant(s)" means any bank(s) or other financial institution(s) which may purchase a participation interest from the Bank in the Letter of Credit, this Reimbursement Agreement and certain of the other Related Documents pursuant to a participation or similar agreement (including without limitation the Intercreditor Agreement) among the Bank and the Participant(s).

     "Permitted Liens" means liens, security interests and other encumbrances permitted by Section 6.4.

     "Person" means any natural person, corporation, partnership, association, trust, joint venture, public body, limited liability company or other legal entity.

     "Phase I of the Development" means the first phase of the Development, consisting of 456 units, and the Public Improvements to be constructed on the real property described on Exhibit A of the Assessment and Lien.

     "Plan" has the meaning set forth in Section 4.16.

     "Pledge Agreement" means the Bond Pledge and Security Agreement attached hereto as Exhibit B dated as of the date hereof by and among Account Parties, the Bank and the Bond Trustee, as custodian, including such amendments, modifications or supplements permitted pursuant to its terms and Section 6.1.

     "Pledged Bonds" means Bonds which have been purchased with the proceeds of a Purchase Drawing on the Letter of Credit and are pledged to the Bank under the Bond Indenture and the Pledge Agreement.

     "Principal Drawing" means a drawing under the Letter of Credit pursuant to a Principal Drawing, as defined in the Letter of Credit, to pay principal of the Bonds.

     "Pro Forma Debt Service Charges" means for any period of four consecutive fiscal quarters the sum of principal and interest which would have been payable during such period on a loan in the original principal amount equal to the outstanding principal balance of all unsecured Indebtedness (including, without limitation, the Wellsford REIT Loan Obligations and the Letter of Credit, without duplication) as of the date of such determination bearing interest at a rate per annum equal to the sum of the then-current annual yield on seven (7) year obligations issued by the United States Treasury most recently prior to the date of such determination plus one and three-fourths percent (1.75%) and being payable based on a 25 year mortgage style amortization schedule. Such determination of the Pro Forma Debt Service Charges by the Bank shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error.

     "Promissory Notes" means the promissory notes of even date herewith attached hereto as Exhibit C-1 and Exhibit C-2 made by Wellsford REIT and the Bond Issuer, respectively, in favor of the Bank, including such amendments, modifications or supplements permitted pursuant to Section 6.1.

     "Prospectus" means the 10-K of Wellsford REIT dated December, 1994 and filed with the SEC.

     "Public Improvements" has the meaning assigned in the Bond Indenture.

     "Purchase Drawing" means a drawing under the Letter of Credit pursuant to a Purchase Drawing, as defined in the Letter of Credit, to purchase Bonds that are tendered or deemed tendered.

     "Rate Mode" has the meaning assigned in the Bond Indenture.

     "Rate Period" means each Weekly Rate Period or Term Rate Period, as applicable.

     "Rating Agency" means Standard & Poor's, Moody's or any successor or additional rating agency that rates the Bonds or Wellsford REIT's senior unsecured long-term debt (as applicable) at the written request of the Bond Issuer or Wellsford (as applicable) with the written consent of the Bank, which consent will not be unreasonably withheld.

     "Rating Notice" has the meaning set forth in Section 5.4(h).

     "RCRA" has the meaning set forth in Section 4.18(1).

     "Real Estate" means all real property at any time owed or leased (as lessee or sublessee) by Wellsford REIT or any of its Subsidiaries.

     "Release" has the meaning set forth in Section 4.18(3).

     "Reimbursement Agreement" means this Letter of Credit Reimbursement Agreement, including such amendments, modifications or supplements permitted pursuant to Section 10.2.

     "REIT Status" means, with respect to Wellsford REIT, its status as a real estate investment trust as defined in section 856(a) of the Code.

     "Related Documents" means this Reimbursement Agreement, the Letter of Credit, the Bond Indenture, the Remarketing Agreement, the Promissory Notes, the Pledge Agreement, the Bonds, the Bond Purchase Contract, the Operating Agreement, the Assessment Agreement, the Assessment and Lien, the Deed of Trust, the Wellsford REIT Loan Agreement, the Intercreditor Agreement and the Loan Documents, and, in each case, all exhibits, instruments or agreements relating to each.

     "Remarketing Agent" means the remarketing agent at the time serving as such under the Remarketing Agreement; initially, First Interstate Bank of Arizona, N.A.

     "Remarketing Agreement" means the Remarketing Agreement dated as of December 1, 1995 among the Bond Issuer and the Remarketing Agent, including such amendments, modifications or supplements permitted pursuant to its terms and Section 6.1.

     "SARA" has the meaning set forth in Section 4.18(1).

     "SEC" means the federal Securities and Exchange Commission.

     "Standard & Poor's" means Standard & Poor's Ratings Service, a division of McGraw Hill, or its successors.

     "Stated Amount" has the meaning given to such term in paragraph 2 of the Letter of Credit.

     "Subsidiary" means any corporation, association, partnership, trust or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     "Test Period" has the meaning set forth in Section 6.17(2).

     "Term Rate Period" has the meaning assigned in the Bond Indenture.

     "Unencumbered Operating Properties" means Real Estate which is owned one hundred percent (100%) in fee simple by Wellsford REIT which satisfies all of the following conditions:

          (a) each of the Unencumbered Operating Properties shall be free and clear of all Liens other than the Liens permitted in subsections 6.4(b) and (d).

          (b) to the best of Wellsford REIT's knowledge and belief, none of the Unencumbered Operating Properties shall have any material title, survey or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property; and

          (c) each of the Unencumbered Operating Properties shall consist solely of Real Estate (i) which are income-producing operating properties utilized principally for multi-family housing, (ii) which are fully operating, and (iii) with respect to which valid certificates of occupancy for all buildings thereon have been issued and are in full force and effect.

     "Voting Interest" means stock, partnership or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     "Weekly Rate Period" has the meaning assigned in the Bond Indenture.

     "Wellsford Reimbursement Agreement" means that certain Reimbursement Agreement dated as of December 1, 1995 between the Bond Issuer and Wellsford

REIT.

     "Wellsford REIT" means Wellsford Residential Property Trust, a Maryland real estate investment trust having its principal place of business in New York City.

     "Wellsford REIT Loan Agreement" means that certain Second Amended and Restated Revolving Credit Agreement dated as of June 30, 1995 by and between Wellsford REIT and Bank Boston and the other parties listed therein and any exhibits, instruments or agreements relating thereto, as amended by that certain First Amendment dated as of December 1, 1995, including such amendments, modifications or supplements permitted pursuant to its terms and
Section 6.1.

     "Wellsford REIT Loan Obligations" means all indebtedness, obligations and liabilities of Wellsford REIT to any of the Lenders, including the Bank and Bank Boston, individually or collectively, under the Wellsford REIT Loan Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes (each as defined in the Wellsford REIT Loan Agreement) thereunder, or other instruments at any tine evidencing any of the foregoing, whether existing on the date of hereof or thereof or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Section 1.2 Accounting Matters. All accounting terms used herein without definition shall be interpreted in accordance with generally accepted accounting principles, and except as otherwise expressly provided herein all accounting determinations required to be made pursuant to this Reimbursement Agreement shall be made in accordance with generally accepted accounting principles.

     Section 1.3 Interpretation. All words used herein shall be construed to be of such gender or number as the circumstances require. Reference to any document means such document as amended or supplemented from time to time as permitted under Section 6.1 and in accordance with the terms of such document.

     Section 1.4 Relation to Other Documents. Nothing in this Reimbursement Agreement shall be deemed to amend, or to relieve either Account Party of any of its obligations under, any other Related Document. To the extent any provision of this Reimbursement Agreement conflicts with any provision of any other Related Document to which either Account Party or the Bank are parties, the provisions of this Reimbursement Agreement shall control.

     Section 1.5 Time for Performance. Time is of the essence to this Reimbursement Agreement and the performance of obligations hereunder. Notwithstanding the immediately preceding sentence, whenever any obligation hereunder shall be stated to be due on a day which is not a Business Day, such obligation shall be due on the next succeeding Business Day (provided that if the obligation involves the payment of money upon which interest is accruing, then the payment made on the next succeeding Business Day shall include interest through such next succeeding Business Day).

                                   ARTICLE 2

                  REIMBURSEMENT, FEES AND PAYMENT PROVISIONS

     Section 2.1 Same Day Reimbursement. The Account Parties jointly and severally agree to pay the Bank for the following:

          (1) Subject to the provisions of Section 2.2 relating to Liquidity Drawing Amounts and LC Loans, the Bank shall be reimbursed for all amounts advanced by the Bank in connection with a Drawing under the Letter of Credit by 2:00 p.m., New York time, on the same day as the Drawing is made under the Letter of Credit and honored by the Bank (a "Drawing Date"); and

          (2) To the extent permitted by law all amounts required to be reimbursed to the Bank pursuant to the foregoing clause (1) of this
     Section 2.1 shall bear interest at the Base Rate for three days from the date such amounts are required to be reimbursed, and thereafter at the Default Rate until paid in full. In addition, to the extent permitted by law, the Account Parties shall pay a late charge equal to three percent (3%) of any amounts payable hereunder which are not paid within ten days of the date when due. Such amounts shall be due and payable on demand.

If the Bank actually receives in immediately available funds from either Account Party or the Bond Trustee reimbursement in full for any Drawing by 2:00 p.m., New York time, on the Drawing Date for such Drawing, then no interest shall accrue on such Drawing for such day. To the extent not repaid in full, including interest thereon in accordance with clause (2) of this Section 2.1, by the Account Parties or the Bond Trustee by 8:00 a.m. New York time on the Business Day next succeeding the Drawing Date, the Bank shall deliver to the Agent a notice pursuant to Section 2.9 of the Wellsford REIT Loan Agreement, and upon payment by the Lenders pursuant to Section 2.9 of the Wellsford REIT Loan Agreement with respect to such Drawing, the obligation of Account Parties to Bank to repay such amounts pursuant to this Reimbursement Agreement shall be extinguished and such obligation shall instead be evidenced by the Notes under Wellsford REIT Loan Agreement as provided therein.

     Section 2.2 Reimbursement of Liquidity Drawing Amounts and LC Loans. The Account Parties agree that they shall reimburse the Bank for amounts drawn under Liquidity Drawings in accordance with the following provision of this
Section 2.2:

          (1) To the extent not repaid in full, including interest thereon in accordance with clause (2) of Section 2.1, by the Account Parties or the Bond Trustee by 8:00 a.m. New York time on the Business Day next succeeding the Drawing Date (the "LC Loan Eligibility Date"), (i) all Liquidity Drawings shall immediately and without further action by the Account Parties, the Bond Trustee or the Bank constitute a loan under this Reimbursement Agreement (an "LC Loan") and (ii) the Bank shall deliver to the Agent a notice pursuant to Section 2.9 of the Wellsford REIT Loan Agreement, and upon payment by the Lenders pursuant to Section 2.9 of the Wellsford REIT Loan Agreement with respect to such Drawing, the obligation of Account Parties to Bank to repay such amounts pursuant to this Reimbursement Agreement shall be extinguished and such obligation shall instead be evidenced by the Notes under Wellsford REIT Loan Agreement as provided therein. From and after the LC Loan Eligibility Date and until either the LC Loans have been repaid in full or advances have been made pursuant to Section 2.9 of the Wellsford REIT Loan Agreement, the LC Loans shall bear interest at the Base Rate and shall be payable in arrears on each Interest Payment Date (as defined in the Wellsford REIT Loan Agreement). Such LC Loans may be prepaid in accordance with Section 2.4, and shall be prepaid as and when required under Section 3.2 of the Wellsford REIT Loan Agreement.

          (2) Notwithstanding the foregoing, all unreimbursed Liquidity Drawing Amounts and LC Loans shall be accelerated and become immediately due and payable on the Expiration Date. To the extent permitted by law, any unreimbursed Liquidity Drawing Amounts or LC Loans, and any interest accruing thereon, that are not paid when due thereafter shall bear interest at the Default Rate. In addition, to the extent permitted by law, the Account Parties shall pay a late charge equal to three percent (3%) of any amounts payable hereunder which are not paid within ten days of the date when due. While held by or for the benefit of the Bank, Pledged Bonds shall bear interest at the Base Rate.

     Section 2.3 Limitation on Interest. Notwithstanding anything in this Reimbursement Agreement to the contrary, all agreements between the Account Parties and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the obligations to the Bank hereunder or under any other Related Document or otherwise, shall the interest contracted for, charged or received by the Bank exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Bank shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the obligations to the Bank hereunder or under the other Related Documents (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Account Parties and the Bank.

     Section 2.4 Remarketing of Pledged Bonds. As security for the amounts owed to the Bank and the Lenders and in order to reimburse the Bank and the Lenders for amounts drawn under the Letter of Credit and interest thereon pursuant to Sections 2.1 and 2.2, Account Parties have granted to the Bank, pursuant to the Pledge Agreement, security interests in all of their respective right, title and interest in and to the Pledged Bonds. Each Account Party shall take such further steps and execute such further documents as are within its authority as the Bank may from time to time request in order to more fully evidence, perfect and protect such security interests. Account Parties shall have the right to effect a release of Pledged Bonds from such pledge and security interest by paying or prepaying portions of the unreimbursed Liquidity Drawing Amounts and/or unpaid LC Loans (including, without limitation, with advances under the Wellsford REIT Loan Agreement) in accordance with the following provisions:

          (1) Account Parties shall cause the Bond Trustee to provide the Bank with at least one (1) Business Day's prior written notice or telephonic notice (confirmed in writing) of: (a) Account Parties' intent to pay or prepay any Liquidity Drawing Amounts or LC Loans; (b) the principal amount of Pledged Bonds to be released and the amounts of the required payment or prepayment as determined pursuant to clause (2) of this Section 2.4 (with separate designation of the principal, interest and other amounts to be included in the payment and/or prepayment); and (c) the particular Liquidity Drawing Amounts and/or LC Loans which are to be prepaid and the particular Pledged Bonds to be released. The written notice required by this clause (1) shall be in the form of Exhibit I to the Letter of Credit.

          (2) As a condition to release of Pledged Bonds from the Bank's pledge and security interests, the Bank shall receive a payment (including, if and to the extent applicable, pursuant to Section 2.9 of the Wellsford REIT Loan Agreement) in an amount equal to the sum of:

               (a) The amount of the Liquidity Drawings (irrespective of whether such amounts then constitute Liquidity Drawing Amounts or LC Loans) under the Letter of Credit made in connection with the purchase of such Pledged Bonds, to the extent not previously paid;

               (b) Interest pursuant to Sections 2.1 and 2.2 on the sums described in clause (a) above to the date of such payment, to the extent not previously paid; and

               (c) Any other amounts due and payable under this Reimbursement Agreement as of the date of such payment, to the extent not previously paid.

          (3)  No amounts received by the Bank pursuant to clause (2) of this
     Section 2.4 shall be applied against LC Loans until all unreimbursed Liquidity Drawing Amounts have been reimbursed to the Bank in full, together with any other amounts required to be paid with respect thereto pursuant to the said clause (2). As among outstanding Liquidity Drawing Amounts, payments received pursuant to clause (2) of this Section 2.4 shall be applied against Liquidity Drawing Amounts (and unpaid accrued interest thereon) in order based upon the time that the Liquidity Drawing Amounts have been outstanding, starting with those Liquidity Drawing Amounts that have been outstanding the longest.

          (4) Upon payment to the Bank of the sums described in clause (2) of this Section 2.4, and acknowledgement by the Bank of the receipt thereof, the Bank or designated agent shall deliver to the Bond Trustee (to the extent that the payment is on account of the remarketing of the Bonds, or for delivery to the Bond Issuer, to the extent that the payment is on account of a payment or prepayment of Liquidity Drawing Amounts or LC Loans other than in connection with a remarketing of Bonds) a principal amount of Pledged Bonds equal to the principal amount of Liquidity Drawings made in connection with the purchase of the Bonds, and said Pledged Bonds shall be deemed released from the pledge and security interests under the Pledge Agreement.

     Section 2.5 Transfer/Amendment Fee. Upon each transfer of the Letter of Credit in accordance with paragraph 8 thereof, Account Parties agree to pay to the Bank the sum of $1,500 plus the Bank's actual costs and expenses associated with such transfer (and interest on such costs and expenses from the date expended by the Bank to the date reimbursed by Account Parties at the interest rate specified in Section 2.2), payable on the date of such transfer. Upon each amendment of the Letter of Credit, this Reimbursement Agreement or any of the other Related Documents, the Account Parties shall pay to the Bank such amendment fees, plus the Bank's actual costs and expenses associated with such amendment (and interest on such costs and expenses from the date expended by the Bank to the date reimbursed by Account Parties at the interest rate specified in Section 2.2), payable on the effective date of such amendment, as shall be agreed upon by the Account Parties and the Bank at such time; provided, however, that no amendment fee shall be payable by Account Parties solely by reason of a reduction in the Stated Amount of the Letter of Credit.

     Section 2.6  Costs, Expenses and Taxes.

          (1) Account Parties agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Reimbursement Agreement, the other Related Documents and any other documents which may be delivered in connection with this Reimbursement Agreement and the other Related Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Reimbursement Agreement and the other Related Documents and all costs and expenses, if any, in connection with the enforcement of this Reimbursement Agreement, the other Related Documents and such other documents which may be delivered in connection with this Reimbursement Agreement. The fees and expenses of Bank's counsel in connection with the initial negotiation and preparation of this Reimbursement Agreement and the other Related Documents payable by Account Parties shall be as set forth in that certain letter agreement by and between the Bank and Wellsford REIT dated October 16, 1995. In addition, Account Parties shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Reimbursement Agreement, the other Related Documents and such other documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          (2) Notwithstanding anything herein to the contrary, if any future applicable law or any amendment or modification of present applicable law (including, without limitation, statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administrative or the interpretation thereof, and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall: (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Reimbursement Agreement, the other Related Documents or the Banking Arrangements (other than taxes based upon or measured by the income or profits of the Bank), or (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Drawings or LC Loans or any other amounts payable to the Bank under this Reimbursement Agreement or the other Related Documents, or (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or Drawings or LC Loans by, or the Letters of Credit from, or commitments of the Bank beyond those in effect as of the date hereof, or
     (d) impose on the Bank any other conditions or requirements with respect to this Reimbursement Agreement, the other Related Documents, the LC Loans, any Drawings, the Letter of Credit, or any class of loans or commitments of which any of the same forms a part; and the result of any of the foregoing is: (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining any of the LC Loans, any Liquidity Drawing Amounts, the Letter of Credit or any Banking Arrangements hereunder, or (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of any Banking Arrangements hereunder or any of the LC Loans, Liquidity Drawing Amounts or Letters of Credit, or (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Account Parties hereunder, then, and in each such case, the Account Parties will, within fifteen (15) days of demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as the Bank shall determine in good faith to be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum. The Bank, in determining such amounts, may use any reasonable averaging and attribution methods, generally applied by the Bank.

     Section 2.7 Drawing Fee. Account Parties agree to pay a drawing fee (the "Drawing Fee") to the Bank on each Drawing Date in the amount of $200 for each Drawing made on such Drawing Date.

     Section 2.8 Letter of Credit Facing Fee. Account Parties agree to pay to the Bank a nonrefundable letter of credit facing fee, payable without any requirement of notice or demand by the Bank, with the first such payment due on January 1, 1996 for the period from the Closing Date through December 31, 1995, and payable quarterly in arrears thereafter on or before each Wellsford REIT Loan Agreement Interest Payment Date in an amount equal to 0.50% per annum of the Stated Amount (without regard to reductions of the Stated Amount subject to reinstatement, it being understood that reductions effected by submission of a Certificate in the form of Exhibit "D" attached to the Letter of Credit are not subject to reinstatement) (said quarterly payment to be computed on the basis of a year of 360 days and the actual number of days elapsed during the quarter).

     Section 2.9 Capital Adequacy. If after the date hereof the Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements of general application for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by the Bank or its parent bank holding company with any future guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Banking Arrangements hereunder to a level below that which the Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank may notify the Account Parties thereof. The Account Parties agree to pay to the Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, the Bank may use any reasonable averaging and attribution methods, generally applied by the Bank.

     Section 2.10 Method of Payment. All payments by Account Parties to the Bank hereunder or under any of the other Related Documents (other than the Loan Documents) shall be fully earned when due and nonrefundable when paid and made in lawful currency of the United States and in immediately available funds. Amounts payable to the Bank hereunder shall be transferred to the Bank's account at The Chase Manhattan Bank, N.A., One Chase Plaza, New York, New York 10081, ABA 021-000-021, for credit to the account of Dresdner Bank AG, New York and Cayman Islands Branches, Account No. 920-1-059-07, Reference: Palomino Park Bonds (or to such other account of the Bank as the Bank may specify by written notice to Account Parties) not later than 2:00 p.m. New York, New York time, on the date payment is due. Any payment received by the Bank after 2:00 p.m., New York, New York time, shall be deemed to have been received by the Bank on the next Business Day. If any payment hereunder is due on a day that is not a Business Day, then such payment shall be due on the immediately succeeding Business Day.

     Section 2.11 Maintenance of Accounts. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Account Parties and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Reimbursement Agreement, the entries made in such account or accounts shall be presumptive evidence of the existence and amounts of the obligations of Account Parties therein recorded. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of Account Parties hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided in this Article 2.

     Section 2.12 Cure. Account Parties agree to pay to the Bank on demand any amounts advanced by or on behalf of the Bank to the extent required to cure any default, event of default or event of nonperformance under this Reimbursement Agreement or any other Related Document. The Bank shall give Account Parties reasonably prompt notice of any such advances. The Bank shall have the right, but not the obligation, to cure any such default, event of default or event of nonperformance.

     Section 2.13 Withholding. All payments of principal, interest and any other sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by Account Parties, and without any withholding on account of taxes, levies, duties or any other deduction whatsoever. If Account Parties are required by law to withhold or deduct any sum from payments required under this Reimbursement Agreement. Account Parties shall, to the extent permitted by applicable law, increase the amount paid by them to the Bank so that, after all withholdings and deductions, the amount received by the Bank shall equal the amount the Bank would have received without any such withholding or deduction.

     Section 2.14 Reduction and Reinstatement of the Letter of Credit. The Stated Amount shall be reduced and reinstated as specified in the Letter of Credit.

     Section 2.15 Loan Documents. Each Account Party acknowledges and agrees that the terms and conditions of the Wellsford REIT Loan Agreement and the other Loan Documents are independent of the terms and provisions of this Agreement and the other Related Documents and shall not diminish, restrict or otherwise limit the terms of this Agreement or any of the other Related Documents. The Wellsford REIT Loan Agreement and the other Loan Documents are not, and shall not be deemed to be, a novation, cancellation, satisfaction or substitution of this Agreement or any of the other Related Documents or the obligations arising hereunder or thereunder.

                                   ARTICLE 3

                             CONDITIONS PRECEDENT

     As a condition precedent to the issuance of the Letter of Credit, the Bank shall have received the following items on or before the Closing Date, each in form and substance satisfactory to the Bank and its counsel:

     Section 3.1 Account Parties' Resolutions; Bylaws. Copies of resolutions of the Board of Trustees of Wellsford REIT and the Bond Issuer approving this Reimbursement Agreement, the other Related Documents to which Wellsford REIT or the Bond Issuer (as applicable) is a party, the form and content of the Letter of Credit and the other matters contemplated hereby and copies of all other documents evidencing any other necessary organizational action and copies of Wellsford REIT's Bylaws and the Bond Issuer's Bylaws, all certified by the Secretary of Wellsford REIT and the Secretary of the Bond Issuer, as applicable (which certificate shall state that such resolutions and Bylaws are true, complete and in full force and effect on the Closing Date).

     Section 3.2 Highlands' Resolutions; Bylaws. Copies of resolutions of the Members of Highlands approving the Assessment Agreement, the Assessment and Lien and the other Related Documents to which Highlands is a party and the other matters contemplated hereby, copies of all other documents evidencing any other necessary corporate action and copies of Highlands' Bylaws, all certified by a duly authorized Member of Highlands (which certificate shall state that such resolutions and Bylaws are true, complete and in full force and effect on the Closing Date).

     Section 3.3 Account Parties' Organizational Documents. Copies certified as of recent date by the appropriate officer of each State in which Wellsford REIT and the Bond Issuer each are organized or authorized to do business, and by a duly authorized officer of Wellsford REIT or the Bond Issuer (as applicable) to be true and complete, of the declaration of trust of Wellsford REIT and the Articles of Incorporation of the Bond Issuer, as applicable, or its qualifications to do business, as applicable, as in effect on such date of certification.

     Section 3.4 Highlands' Organizational Documents. Copies certified as of recent date by the appropriate officer of the State of Colorado and any other State in which Highlands is authorized to do business, and by a duly authorized Member of Highlands to be true and complete, of the Operating Agreement or its qualifications to do business, as applicable, as in effect on such date of certification.

     Section 3.5 Regulatory Approvals. Certified copies of all approvals or authorizations by, or consents of, or notices to or registrations with, any governmental body or agency required for Wellsford REIT, the Bond Issuer, Highlands or the District to enter into this Reimbursement Agreement or the other Related Documents to which each of them is a party, and copies of all such approvals, authorizations, consents, notices or registrations required to be obtained or made prior to the Closing Date in connection with the transactions contemplated by the Related Documents.

     Section 3.6 Incumbency Certificates. Certificates from the Secretaries of Wellsford REIT and the Bond Issuer, and from a duly authorized Member of Highlands, certifying the names and true signatures of the officers of Wellsford REIT, the Bond Issuer and Highlands, respectively, authorized to sign this Reimbursement Agreement and/or the other Related Documents to which Wellsford REIT, the Bond Issuer and/or Highlands is a party.

     Section 3.7 Opinions of Counsel. Opinions, in form and substance acceptable to the Bank and upon which the Bank may rely, of (a) counsel to

Wellsford REIT, (b) counsel to Highlands, (c) Bond counsel and counsel to the Bond Issuer, (d) special counsel to the Bank and (e) German in-house counsel to the Bank.

     Section 3.8 Related Documents. An executed copy of each of the Related Documents.

     Section 3.9 Amendment to the Wellsford REIT Loan Agreement. The Wellsford REIT Loan Agreement and the Intercreditor Agreement shall have been amended in form and substance acceptable to the Bank and its counsel.

     Section 3.10 Compliance Certificate. A Compliance Certificate in the form of Exhibit D hereto dated as of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end of Wellsford REIT shall have been delivered to the Bank.

     Section 3.11 Ratings. A rating letter from Moody's which confirms that the Bonds have received long- and short-term ratings at least equal to the long- and short-term ratings of the Bank.

     Section 3.12 Account Parties Certificate(s). Certificates signed by duly authorized officers of Wellsford REIT and the Bond Issuer, respectively, dated the Closing Date, stating that: (a) the representations and warranties of Wellsford REIT and/or the Bond Issuer, respectively, contained in Article 4 and in the other Related Documents are correct on and as of the Closing Date as though made on and as of such date; (b) Wellsford REIT and/or the Bond Issuer, respectively, are in compliance with all of the covenants set forth in Articles 5 and 6; (c) no petition by or against Wellsford REIT and/or the Bond Issuer has at any time been filed under the United States Bankruptcy Code or under any similar act; (d) no Event of Default or Default has occurred and is continuing, or would result from the issuance of the Letter of Credit and execution, delivery or performance of this Reimbursement Agreement or the other Related Documents; and (e) such other matters as the Bank or its counsel may request.

     Section 3.13 Title. Title reports in form and substance satisfactory to the Bank on all property securing payment of the assessments to be paid to pay debt service on the Bonds.

     Section 3.14 Payment of Fees and Expenses. Payment of all amounts (including attorney's fees and expenses) payable at the Closing Date pursuant to Section 2.6.

     Section 3.15 Financial Statements. The most recent annual audited financial statements of Wellsford REIT, and the unaudited financial statements as of the Balance Sheet Date of Wellsford REIT and, to the extent available, Highlands. The most recent unaudited financial statements of the Bond Issuer. All of such statements shall be accompanied with a certificate from an officer of Wellsford REIT, Highlands or the Bond Issuer, as applicable, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of Wellsford REIT, Highlands or the Bond Issuer, as applicable, has occurred since the date of the most recent financial statements.

     Section 3.16 Highlands Certificate(s). Certificates signed by duly authorized officers of Highlands, dated the Closing Date, stating that: (a) no petition by or against Highlands has at any time been filed under the United States Bankruptcy Code or under any similar act; (b) no event of default nor any occurrence, circumstance or event or any combination thereof which with the lapse of time and/or giving of notice would constitute an event of default under any of the Related Documents to which Highlands is a party has occurred and is continuing, or would result from the execution, delivery or performance of any of the Related Documents; (c) the representations and warranties of Highlands contained in the Assessment Agreement are correct on and as of the Closing Date; and (d) such other matters as the Bank or its counsel may request.

     Section 3.17 Remarketing Agent Certificate. A certificate from the Remarketing Agent in form and substance satisfactory to the Bank and its counsel.

     Section 3.18 Bond Trustee Certificate. A certificate of the Bond Trustee in form and substance satisfactory to the Bank and its counsel.

     Section 3.19 Recordings and Filings. Evidence that the Assessment and Lien and the Deed of Trust have been recorded in the appropriate county recorder's office and that all appropriate UCC-1 financing statements have been filed in the appropriate filing office(s).

     Section 3.20 Other Documents. Such other documents. instruments, approvals and, if requested by the Bank, certified duplicates of executed copies thereof, and opinions as the Bank may reasonably request.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     Each Account Party represents and warrants to the Bank, for itself and not with respect to the other Account Party, as follows:

     Section 4.1 Corporate Authority, Etc.

          (1) Incorporation; Good Standing. (a) Wellsford REIT: (i) is a Maryland real estate investment trust duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Maryland and is validly existing and in good standing under the laws of Maryland, (ii) has all requisite power to own its property, to conduct its business as now conducted and as presently contemplated and to enter into and satisfy its obligations under this Reimbursement Agreement and the other Related Documents to which it is a party, (iii) is in good standing as a foreign entity and is duly authorized to do business in Denver, Colorado and in any jurisdictions where the Unencumbered Operating Properties are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of Wellsford REIT, and (iv) is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code. (b) Bond Issuer:
     (i) is a Colorado non-profit corporation, duly organized, incorporated, validly existing and in good standing under the laws of the State of Colorado, (ii) has all requisite power to own its property, to conduct its business as now conducted and as presently contemplated and to enter into and satisfy its obligations under the Reimbursement Agreement and the other Related Documents to which it is a party, and (iii) is in good standing and authorized to do business in Colorado and in such other jurisdictions where a failure to be so qualified could have a material adverse effect on the business, assets on financial condition of Bond Issuer. (c) Highlands: (i) is a limited liability company duly organized, incorporated, validly existing and in good standing under the laws of the State of Colorado, (ii) has all requisite power to own its property, to conduct its business as now conducted and as presently contemplated and to enter into and satisfy its obligations under the Related Documents to which it is a party, and (iii) is in good standing and authorized to do business in Denver, Colorado and in such other jurisdictions where a failure to be so qualified could have a material adverse effect on the business, assets or financial condition of Highlands. (d) Each of the Subsidiaries of Wellsford REIT: (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its state of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of Wellsford REIT, Highlands or such Subsidiary.

          (2) Authorization. The execution, delivery and performance of this Reimbursement Agreement and the other Related Documents and the transactions contemplated hereby and thereby (a) are within the authority of Wellsford REIT, the Bond Issuer and Highlands, respectively, (b) have been duly authorized by all necessary proceedings on the part of Wellsford REIT, the Bond Issuer and Highlands, respectively, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Wellsford REIT, the Bond Issuer or Highlands is subject or any judgment, order, writ, injunction, license or permit applicable to Wellsford REIT, the Bond Issuer or Highlands or any of their respective properties, (d) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the charter documents, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, Wellsford REIT, the Bond Issuer, Highlands or any of their respective properties, and (e) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Wellsford REIT, the Bond Issuer or Highlands or any of their respective properties other than the liens for the benefit of the holders of the Bonds created by the Bond Indenture and the lien of the Assessment and Lien.

          (3) Enforceability. The execution and delivery of this Reimbursement Agreement and the other Related Documents to which each of them are parties are valid and legally binding obligations of Wellsford REIT, the Bond Issuer and Highlands, enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought

          Section 4.2 Governmental Approvals. The execution, delivery and performance by Wellsford REIT and the Bond Issuer of this Reimbursement Agreement and the execution, delivery and performance by Wellsford REIT, the Bond Issuer and Highlands of the Related Documents to which each of them are parties and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

          Section 4.3 Title to Properties; Leases. Except as indicated on Schedule A hereto, Wellsford REIT and its Subsidiaries, the Bond Issuer and its Subsidiaries, and Highlands and its Subsidiaries own all of the assets reflected in their respective consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Except as set forth in the title report delivered in accordance with Section 3.13, Highlands holds fee title to all of the property securing payment of the assessments to be paid to pay debt service on the Bonds, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances and Permitted Liens described in Sections 6.4(b) and 6.4(d). Without limiting the foregoing, Wellsford REIT and its Subsidiaries and Highlands and its Subsidiaries each have good and marketable fee simple title to, or a valid and subsisting leasehold interest in, all real property reasonably necessary for the operation of their respective businesses, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens. Wellsford REIT or its Subsidiary, and Highlands or its Subsidiary, as the case may be, is the insured under owner's policies of title insurance covering all real property owned by it, in each case in an amount not less than the purchase price for such real property.

          Section 4.4 Financial Statements. Wellsford REIT and Highlands have furnished to the Bank: (a) the consolidated balance sheet of Wellsford REIT as of December 31, 1994 and its related consolidated statements of income, changes in stockholder equity and cash flows for the fiscal year then ended, audited and certified by Ernst & Young LLP; (b) an unaudited consolidated balance sheet and an unaudited consolidated statement of income and cash flows of each of them for each of the fiscal quarters of each of them ended since December 31, 1994 certified by their respective chief financial or chief accounting officers to have been prepared in accordance with generally accepted accounting principles consistent with those used in the preparation of the annual audited statements delivered pursuant to subsection (a) above and to fairly present the financial condition of Wellsford REIT and its Subsidiaries and Highlands and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal quarters then ended (subject to year-end adjustments); and (c) an unaudited consolidated statement of operating income for each of them and, with respect to Wellsford REIT and its Subsidiaries, an unaudited statement of operating income for each of the properties within the Unencumbered Operating Properties for the fiscal quarter ended the Balance Sheet Date satisfactory in form and substance to the Bank and certified by Wellsford REIT's chief financial officer as fairly presenting the operating income for such parcels for such periods. Such balance sheet and statements of income, stockholder's equity and cash flows have been prepared in accordance with generally accepted accounting principles, are complete, true and correct and fairly present the financial condition of Wellsford REIT and its Subsidiaries and Highlands and its Subsidiaries, respectively, as of such dates and the results of the operations of each of them. There are no liabilities, contingent or otherwise, of Wellsford REIT or Highlands or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

          Section 4.5 No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of Wellsford REIT and its Subsidiaries taken as a whole or Highlands and its Subsidiaries taken as a whole from that shown on or reflected in the consolidated balance sheet of each of them as of the Balance Sheet Date, or their respective consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of Wellsford REIT or Highlands.

          Section 4.6 Franchises, Patents, Copyrights, Etc. Wellsford REIT and its Subsidiaries, the Bond Issuer and its Subsidiaries and Highlands and its Subsidiaries, respectively, each possess all franchises, parents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others. Highlands possesses all franchises, patents, copyrights, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, including without limitation land use approvals, adequate for the construction and completion of Phase I of the Development.

          Section 4.7 Litigation. Except as stated on Schedule B there are no actions, suits, proceedings or investigations of any kind pending or threatened against Wellsford REIT or any of its Subsidiaries, the Bond Issuer or any of its Subsidiaries or Highlands or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Reimbursement Agreement or any of the other Related Documents, any action taken or to be taken pursuant hereto or thereof or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of Wellsford REIT, the Bond Issuer and/or the Highlands to pay and perform their respective obligations in the manner contemplated by this Reimbursement Agreement and the other Related Documents, or of Wellsford REIT to pay and perform the Wellsford REIT Loan Obligations in the manner contemplated by the Wellsford REIT Loan Agreement and the Loan Documents.

          Section 4.8 No Material, Adverse Contracts, Etc. None of Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the officers of such Person, to have any materially adverse effect on the business of any of them.

          Section 4.9 Compliance with Other Instruments, Laws, Etc. None of Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

          Section 4.10 Tax Status. Wellsford REIT, the Bond Issuer, Highlands and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Wellsford REIT, the Bond Issuer and Highlands know of no basis for any such claim.

          Section 4.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

          Section 4.12 Holding Company and Investment Company Acts, Etc. None of Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company," or an "affiliated company" or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940. Neither Account Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act or to its knowledge any federal or state statute or regulation which regulates the issuance of securities and/or debt of companies limiting its ability to incur indebtedness for money borrowed, except federal and state securities laws.

          Section 4.13 Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries.

          Section 4.14 Noncontravention. The execution and delivery by Wellsford REIT, the Bond Issuer and Highlands of this Reimbursement Agreement and the other Related Documents to which each of them is a party, and the performance of their respective obligations hereunder and thereunder, will not violate any existing law or regulation or result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which either of them is a party or by which either of them or any of their respective property is bound or their respective articles of incorporation, declarations of trust (as applicable), bylaws or any of the rules or regulations applicable to either of them or to their respective property or decree or order of any court or other governmental body.

          Section 4.15 Certain Transactions. Except as set forth in the Prospectus with respect to Wellsford REIT, none of the officers, trustees, directors or employees of Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries is a party to any transaction with Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries requiring or permitting the payment of annual consideration in excess of $100,000.00 (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of Wellsford REIT, the Bond Issuer and Highlands, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          Section 4.16 Employee Benefit Plans. Wellsford REIT, the Bond Issuer, Highlands and each ERISA Affiliate of each of them have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multi-employer Plan or Guaranteed Pension Plan (referred to each individually as a "Plan" and collectively as "Plans") and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. None of Wellsford REIT, the Bond Issuer, Highlands or any ERISA Affiliate of either of them has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan, or made any amendment to any Plan. which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          Section 4.17 Regulations U and X. No portion of any Drawing, Liquidity Drawing Amount, LC Loan or any Loan (as that term is defined in the Wellsford REIT Loan Agreement) under this Reimbursement Agreement, the Letter of Credit or the Wellsford REIT Loan Agreement is intended to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

          Section 4.18 Environmental Compliance. Account Parties have conducted or caused to be conducted Phase I environmental site assessments with respect to the past usage and condition of the Real Estate (including Phase I of the Development) and the Development and, in each case, the operations conducted thereon, and are familiar with the present condition and usage of the Real Estate (including Phase I of the Development) and the Development and the operations conducted thereon and, based upon such reports and knowledge, makes the following representations and warranties.

          (1) To the best of Account Parties' knowledge, none of Wellsford REIT, the Bond Issuer, Highlands and their respective Subsidiaries or any operator of the Real Estate (including Phase I of the Development) or the Development, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Real Estate (including Phase I of the Development) or the Development and would have a material adverse effect on the environment or the business, assets or financial condition of Wellsford REIT, the Bond Issuer or Highlands or the development of Phase I of the Development or the Development as a whole.

          (2) None of Wellsford REIT, the Bond Issuer, Highlands or their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (a) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (b) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any such Person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (c) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (3) To the best of Account Parties' knowledge, except as set forth in Schedule C or, in the case of Real Estate (including any portion of the Development other than Phase I of the Development) acquired after the date hereof, except as may be disclosed in writing to the Bank upon the acquisition of the same: (i) no portion of the Real Estate or the Development has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate or the Development; (ii) in the course of any activities conducted by Wellsford REIT, the Bond Issuer, Highlands and their respective Subsidiaries, the District or the operators of any properties of any of them, no Hazardous Substances have been generated or are being used on the Real Estate or the Development except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate or the Development, or, to the best of Account Parties' knowledge, on, upon, into or from the other properties of Wellsford REIT, the Bond Issuer, Highlands or their respective Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate, Phase I of the Development, the Development as a whole or adjacent properties of either of them or the environment; (iv) to the best of Account Parties' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate, Phase I of the Development or the Development as a whole which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate, Phase I of the Development or the Development as a whole; and (v) any Hazardous Substances that have been generated on any of the Real Estate, Phase I of the Development or the Development as a whole have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and, to the best knowledge of Account Parties without independent investigation, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of Account Parties' knowledge without independent investigation, operating in compliance with such permits and applicable Environmental Laws.

          (4) None of Wellsford REIT, the Bond Issuer, Highlands and their respective Subsidiaries, any Real Estate, Phase I of the Development or any other portion of the Development is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

          Section 4.19 Subsidiaries. Schedule D sets forth all of the Subsidiaries of Wellsford REIT, the Bond Issuer and Highlands, respectively. The form and jurisdiction of organization of each of such Subsidiaries, and Wellsford REIT's, the Bond Issuer's and Highlands' ownership interest therein, is set forth in said Schedule D.

          Section 4.20 Related Documents. All of the representations and warranties of Wellsford REIT, the Bond Issuer and Highlands made in this Reimbursement Agreement and the other Related Documents or any document or instrument delivered to the Bank pursuant to or in connection with any of such Related Documents are true and correct in all material respects, and none of Wellsford REIT, the Bond Issuer or Highlands has failed to disclose such information as is necessary to make such representations and warranties not misleading.

          Section 4.21 Property. All of Wellsford REIT's, the Bond Issuer's Highlands' and their respective Subsidiaries' properties (including without limitation Phase I of the Development) are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this Section 4.21. Without limiting the foregoing, Wellsford REIT has completed an appropriate investigation of the physical condition of each such property as of the later of the date of Wellsford REIT's or such other Person's purchase thereof or the date upon which such property was last security for Indebtedness of Wellsford REIT or such Person, including without limitation an analysis of the structural condition and existence of any material deferred maintenance, and such property is in good condition, order and repair, and any material deferred maintenance existing as of the date of acquisition of such property has been corrected or satisfactory remediation actions are being taken. Wellsford REIT further has completed an appropriate investigation of the environmental condition of each such property as of the later of the date of Wellsford REIT's or such other Person's purchase thereof or the date upon which such property was last security for Indebtedness of Wellsford REIT or such Person, including preparation of a "Phase I" report and, if appropriate, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Reimbursement Agreement, unless satisfactory remediation actions are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries (including without limitation Phase I of the Development) which are payable by Wellsford REIT, the Bond Issuer, Highlands or their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet due and payable). There are no pending eminent domain proceedings against the Development or any property of Wellsford REIT, the Bond Issuer, Highlands or their respective Subsidiaries or any part thereof, and, to the knowledge of Account Parties, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any materially adverse effect on the business or financial condition of Wellsford REIT, the Bond Issuer or Highlands. None of the Development, Phase I of the Development or any other property of Wellsford REIT, the Bond Issuer, Highlands or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any materially adverse effect on the business or financial condition of Wellsford REIT, the Bond Issuer or Highlands.

          Section 4.22 Brokers. None of Wellsford REIT, the Bond Issuer, Highlands or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Reimbursement Agreement, the Letter of Credit contemplated hereunder or any other Related Document.

          Section 4.23 Other Debt. None of Wellsford REIT, the Bond Issuer, Highlands and their respective Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. None of Wellsford REIT, the Bond Issuer or Highlands is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the obligations of any of them under this Reimbursement Agreement or any of the other Related Documents to which they are a party or the Wellsford REIT Loan Obligations to any other indebtedness or obligation of Wellsford REIT, the Bond Issuer or Highlands.

          Section 4.24 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Reimbursement Agreement and the other Related Documents, none of Wellsford REIT, the Bond Issuer or Highlands is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities. Each of Wellsford REIT, the Bond Issuer and Highlands is able to pay its debts as they become due, and has sufficient capital to carry on its business.

          Section 4.25 Complete and Correct Information. All information, reports and other papers and data with respect to Wellsford REIT, the Bond Issuer, Highlands and their respective Subsidiaries furnished to the Bank were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the Bank a true and accurate knowledge of the subject matter. No fact is known to Wellsford REIT, the Bond Issuer or Highlands which adversely affects or in the future may (so far as it can foresee) adversely affect its business, assets or liabilities, financial condition, results of operations, or its business prospects or the development of Phase I of the Development or any other portion of the Development which has not been set forth in the financial statements referred to in Section 4.4 above or in such information, reports, papers and data or otherwise disclosed in writing to the Bank. No document furnished or statement made by Wellsford REIT, the Bond Issuer or Highlands in connection with the negotiation, preparation or execution of this Reimbursement Agreement, any other Related Document, the Wellsford REIT Loan Agreement or the Loan Documents related thereto contains any untrue statement of a fact material to its credit worthiness or omits to state a material fact necessary in order to make the statements contained therein not misleading.

          Section 4.26 Public Improvements Liens. There are no liens or encumbrances of any kind on the Public Improvements or Phase I of the Development other than Permitted Liens.

          Section 4.27 Pledge of Pledged Bonds. The security interests granted to the Bank pursuant to the Pledge Agreement (a) constitute a perfected security interest in the collateral pledged pursuant to the Pledge Agreement (the "Collateral") under the Uniform Commercial Code of the State of New York and (b) are superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrances, assignments or otherwise. All such actions as are necessary have been taken to establish and perfect the Bank's rights in and to the Collateral.

          Section 4.28 Security for Pledged Bonds. The Bond Indenture creates, for the benefit and security of the Bonds, the legally valid and binding Lien on and pledge of the Revenues and the funds ("Funds") in which they are from time to time on deposit which the Bond Indenture purports to create. There are no Liens on the Revenues or the Funds other than the Lien created by the Bond Indenture. No filing, registering, recording or publication of the Bond Indenture or any other document or instrument is required (or, if required, has been completed) to establish the pledge under the Bond Indenture or to perfect, protect or maintain the Lien created thereby on the Revenues and the Funds.

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

          Each Account Party covenants and agrees that, so long as the Expiration Date has not occurred or any amount is due or owing to the Bank with respect to the Letter of Credit under this Reimbursement Agreement or any other Related Document, such Account Party will comply with each of the covenants contained in this Article 5, unless the Bank shall otherwise consent in writing:

          Section 5.1 Compliance with Bond Indenture and Related Docents. Wellsford REIT, the Bond Issuer and Highlands shall comply with each of the covenants of each of them set forth in the Bond Indenture and all other Related Documents.

          Section 5.2 Maintenance of Office. Wellsford REIT will maintain its chief executive office at 610 Fifth Avenue, New York, New York, and the Bond Issuer will maintain its chief executive office at 370 17th Street, Suite 3100, Denver, Colorado 80202, or, in each case, at such other place in the United States of America as Wellsford REIT or the Bond Issuer shall designate upon prior written notice to the Bank, where notices, presentations and demands to or upon each of them in respect of this Reimbursement Agreement and the other Related Documents to which they are parties may be given or made.

          Section 5.3 Records and Accounts. Wellsford REIT and Bond Issuer will (a) keep, and cause each of their respective Subsidiaries (including but not limited to Highlands) to keep, true and accurate records and books of account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of such Person in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves.

          Section 5.4 Financial Statements, Certificates and Information. Wellsford REIT and the Bond Issuer will each deliver to the Bank:

               (a) as soon as practicable, but in any event not later than 90 days after the end of their respective fiscal years, the audited consolidated balance sheet of each of them and their respective Subsidiaries (including, if available, Highlands) at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young LLP or by another "Big Six" accounting firm, the Form 10-K filed with the SEC for Wellsford REIT (unless the SEC has approved an extension, in which event Wellsford REIT will deliver to the Bank a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Bank may need to complete a financial analysis of Wellsford REIT, the Bond Issuer and Highlands;

               (b) as soon as practicable, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each of Wellsford REIT and the Bond Issuer, copies of the unaudited consolidated balance sheet of Wellsford REIT and the Bond Issuer, respectively, and their respective Subsidiaries (including but not limited to Highlands) as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of Account Parties' fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of Wellsford REIT for such period provided pursuant to subsection (c) below), together with a certification by the principal financial officer of Wellsford REIT and the Bond Issuer, respectively, that the information contained in such financial statements fairly presents the financial position of Wellsford REIT and the Bond Issuer, respectively, and their respective Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) as soon as practicable, but in any event not later than 60 days after the end of the first three fiscal quarters of Wellsford REIT in each year, copies of Form 10-Q filed with the SEC for Wellsford REIT (unless the SEC has approved an extension in which event Wellsford REIT will deliver such copies of the Form 10-Q to the Bank simultaneously with delivery to the SEC);

               (d) simultaneously with the delivery of the financial statements referred to in Sections 5.4(a) and 5.4(b) above, and within 30 days of the filing by Wellsford REIT of a Form 8-K with the SEC or the filing with the SEC of any other document amending any other filing previously made by Wellsford REIT, a statement (a "Compliance Certificate") certified by the principal financial officer of Wellsford REIT in the form of Exhibit D hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 6, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (e) concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Chief Financial Officer of Wellsford REIT and the Bond Issuer (as applicable) to the effect that, having read this Reimbursement Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts, nature and status with respect thereto; and any remedial steps taken or proposed to correct each such default;

               (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of Wellsford REIT;

               (g) simultaneously with the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by Wellsford REIT, the Bond Issuer and their respective Subsidiaries (including but not limited to Highlands) (or in which any such Person owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of Wellsford REIT, the Bond Issuer and their respective Subsidiaries (including but not limited to Highlands) (excluding Indebtedness of the type described in Sections 6.3(a) - 6.3(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstand-ing, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or nonrecourse, and (iii) listing the properties of Wellsford REIT, the Bond Issuer and their respective Subsidiaries (including but not limited to Highlands) which are under "development" (as used in Section 6.13) and providing a brief summary of the status of such development;

               (h) not later than two (2) Business Days after Wellsford REIT receives notice of the same from a Rating Agency or otherwise learns of the same, notice of the issuance of or any change in the rating by the Rating Agency in respect of any debt of Wellsford REIT (including any change in an implied Rating), together with the details thereof, and of any announcement by the Rating Agency that any such rating is "under review" or that any such rating has been placed on a watch list or that any similar action has been taken by the Rating Agency (collectively a "Rating Notice"); and (i) from time to time such other financial data and information in the possession of Wellsford REIT, the Bond Issuer or Highlands (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting Wellsford REIT, the Bond Issuer, Highlands, the Public Improvements, Phase I of the Development or the Development) as the Bank may reasonably request.

Section 5.5 Notices

               (1) Defaults. Each Account Party will promptly notify the Bank in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Reimbursement Agreement, any other Related Document or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which Wellsford REIT, the Bond Issuer or any of their respective Subsidiaries

(including but not limited to Highlands) is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on Wellsford REIT, the Bond Issuer or Highlands, or the existence of which claimed default might become an Event of Default under Sections 7.1(f) or 7.1(g), Account Parties shall forthwith give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.

               (2) Environmental Events. Each Account Party will promptly give notice to the Bank (i) upon Wellsford REIT, Highlands or the Bond Issuer obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from any portion of Phase I of the Development or any other portion of the Development or any Real Estate of Wellsford REIT, the Bond Issuer or their respective Subsidiaries (including without limitation Highlands); (ii) of any violation of any Environmental Law that Wellsford REIT, the Bond Issuer or any of their respective Subsidiaries (including without limitation Highlands) reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency; and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any portion of Phase I of the Development or any other portion of the Development or Real Estate of Wellsford REIT, the Bond Issuer or their respective Subsidiaries (including without limitation Highlands) or has the potential to materially affect the assets, liabilities, financial conditions or operations of Wellsford REIT, the Bond Issuer or their respective Subsidiaries (including without limitation Highlands).

               (3) Notice of Litigation and Judgments. Each Account Party will give notice to the Bank in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting Phase I of the Development, the balance of the Development or the Public Improvements or Wellsford REIT, the Bond Issuer or any of their respective Subsidiaries (including but not limited to Highlands) or to which Wellsford REIT, the Bond Issuer or any of their respective Subsidiaries (including but not limited to Highlands) is or is to become a party involving an uninsured claim against any such Person that could reasonably be expected to have a materially adverse effect on Wellsford REIT, the Bond Issuer or Highlands and stating the nature and status of such litigation or proceedings. Such Account Parry will give notice to the Bank, in writing, in form and detail satisfactory to the Bank within ten days of any judgment not covered by insurance, whether final or otherwise, against Wellsford REIT, the Bond Issuer or any of their respective Subsidiaries (including but not limited to Highlands) in an amount in excess of $250,000.

               (4) Notice of Proposed Sales, Encumbrances, Refinance or Transfer. Wellsford REIT will give notice to the Bank of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate or other Investment described in Section 6.5(j) of Wellsford REIT or its Subsidiaries within any fiscal quarter of Wellsford REIT, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Bank under Section 5.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of Wellsford REIT to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate or other Investment described in Section 6.5(j) of Wellsford REIT or its Subsidiaries involving an amount in excess of $30,000,000.00, Wellsford REIT shall promptly give notice to the Bank of such transaction, which notice shall be accompanied by a certification of the chief financial officer of Wellsford REIT that no Default or Event of Default shall exist after giving affect to such event.

               (5) Location, Name and Business. Account Parties shall promptly provide the Bank with notice of (a) any change of the location of their respective Executive Offices or the Executive Office of Highlands, (b) any change in their respective names or the name of Highlands or any intention of either of them or Highlands to alter the nature of its business.

               (6) Highlands Indebtedness. Account Parties will promptly give notice to the Bank of the incurrence of any Indebtedness secured in whole or in part by any real property owned by Highlands and securing any portion of the assessments to be paid under the Assessment Agreement, including a description of such Indebtedness and the terms and provisions thereof.

          Section 5.6 Existence; Maintenance of Properties

               (1) Wellsford REIT will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland real estate investment trust and Highlands' existence as a Colorado limited liability company. The Bond Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Colorado nonprofit corporation. Wellsford REIT and the Bond Issuer will cause each of their respective Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. Wellsford REIT and the Bond Issuer will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries (including but not limited to Highlands). Wellsford REIT and the Bond Issuer will, and will cause each of their respective Subsidiaries (including but not limited to Highlands) to, continue to engage primarily in the businesses now conducted by it and in related businesses.

               (2) Account Parties (i) will cause all of their properties and those of their respective Subsidiaries (including but not limited to Highlands) used or useful in the conduct of its business or the business of such Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterment and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of its properties or on the financial condition, assets or operations of Wellsford REIT and its Subsidiaries (including but not limited to Highlands) or the Bond Issuer and its Subsidiaries, respectively.

          Section 5.7 Insurance. Wellsford REIT and the Bond Issuer will, at their expense, procure and maintain or cause to be procured and maintained insurance covering them, their respective Subsidiaries (including but not limited to Highlands) and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

          Section 5.8 Taxes. Wellsford REIT, the Bond Issuer and each Subsidiary of each of them will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon Phase I of the Development or other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of their respective property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Wellsford REIT, the Bond Issuer or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, Wellsford REIT, the Bond Issuer and each of their respective Subsidiaries either (i) will provide a bond issued by a surety reasonably acceptable to the Bank and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim. Wellsford REIT shall certify annually to the Bank that Wellsford REIT is in compliance with this Section 5.8 with respect to the Unencumbered Operating Properties.

          Section 5.9 Inspection of Properties and Books. Wellsford REIT and the Bond Issuer shall, and shall cause Highlands to, permit the Bank, or any representative designated by the Bank, at Account Parties' expense, to visit and inspect the Public Improvements. Phase I of the Development, the balance of the Development or any of the other properties of any of them, to examine the books of account of each of them and their Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of each of them and their Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may reasonably request. The Bank shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to Wellsford REIT's, the Bond Issuer's and/or Highland's normal business operations.

          Section 5.10 Compliance with Laws, Contracts, Licenses and Permits. Wellsford REIT and the Bond Issuer will each comply with, and will cause each of its Subsidiaries (including but not limited to Highlands) to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws,
(ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time before the Expiration Date has occurred or any amount is due or owing to the Bank under this Reimbursement Agreement or any other Related Document, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that either Account Party may fulfill any of its obligations hereunder, such Account Party will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.

          Section 5.11 Further Assurances. Each Account Party shall, and Wellsford REIT shall cause Highlands to, upon the request of the Bank, from time to time, execute and deliver and, if necessary, file, register and record such further financing statements, amendments, confirmation statements and other documents and instruments and take such further action as may be reasonably necessary to effectuate the provisions of this Reimbursement Agreement and the other Related Documents. Except to the extent it is exempt therefrom, each Account Party will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgement of such instruments or further assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Reimbursement Agreement, the other Related Documents and such instruments of further assurance.

          Section 5.12 Wellsford REIT Status. Subject to the terms of Section 6.9, Wellsford REIT shall at all times comply with all requirements of applicable laws and regulations necessary to maintain REIT Status and shall operate its business as described in the Prospectus and in compliance with the terms and conditions of this Reimbursement Agreement and the other Related Documents.

          Section 5.13 Wellsford REIT Unencumbered Operating Properties

               (1) Wellsford REIT shall at all times own Unencumbered Operating Properties which satisfy all of the following conditions:

                  (a) the Unencumbered Operating Properties shall have an aggregate Asset Value of at least one hundred eighty percent (180%) of the principal balance of all unsecured Indebtedness outstanding from time to time of Wellsford REIT and its Subsidiaries (including without limitation the Letter of Credit, all LC Loans, all Liquidity Drawing Amounts and any loans or Indebtedness under the Wellsford REIT Loan Agreement);

                  (b) the difference of (I) the combined Operating Cash Flow of the Unencumbered Operating Properties for the four preceding consecutive fiscal quarters less (II) an amount equal to $100 multiplied by the number of units within the Unencumbered Operating Properties, shall not be less than 1.5 times the Pro Forma Debt Service Charges for such period. In the event that Wellsford REIT shall have owned a property within the Unencumbered Operating Properties for less than four consecutive fiscal quarters, then for the purposes of performing the calculation in this Section 5.13(1)(b), the Operating Cash Flow with respect to such property shall include the Operating Cash Flow from such property for such period of time prior to the acquisition thereof by Wellsford REIT so as to allow such calculation to be performed with respect to four consecutive fiscal quarters; and

                  (c) the Unencumbered Operating Properties shall consist solely of Real Estate which has an aggregate occupancy level based on bona fide arm's-length tenant leases requiring current rental payments at market rents of at least ninety percent (90%) for the previous two (2) fiscal quarters of Wellsford REIT, with each individual property comprising the Unencumbered Operating Properties having such an occupancy level of at least eighty percent (80%) for the previous two (2) operating fiscal quarters of Wellsford REIT.

               (2) Wellsford REIT shall provide to the Bank as of the Closing Date and concurrently with the delivery of the financial statements described in Section 5.4(a): (i) a list of the Unencumbered Operating Properties, (ii) the certification of the chief financial officer of Wellsford REIT of the Asset

Values and that such properties are in compliance with Section 5.13(a) and
(iii) operating statements setting forth the Operating Cash Flow and capital expenditures for each of the Unencumbered Operating Properties for the previous four (4) fiscal quarters certified as true and correct by the chief financial officer of Wellsford REIT. In the event that all or any material portion of a property within the Unencumbered Operating Properties shall be damaged or taken by condemnation, then such property shall no longer be a part of the Unencumbered Operating Properties unless and until any damage to such Real Estate is repaired or restored, such Real Estate becomes fully operational and the Bank shall receive evidence satisfactory to the Bank of the value and Operating Cash Flow of such Real Estate following such repair or restoration.

               (3) Nothing herein shall be construed as an obligation of Wellsford REIT to grant any mortgage, pledge or security interest to the Bank in any of the Unencumbered Operating Properties, nor as an obligation of Wellsford REIT to reserve any particular Unencumbered Operating Property as potential collateral for the Bank.

          Section 5.14 Wellsford REIT Limiting Agreements

               (1) Neither Wellsford REIT nor any of its Subsidiaries shall enter into any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Wellsford REIT's ability to pledge to the bank group under the Wellsford REIT Loan Agreement Real Estate which is owned one hundred percent (100%) in fee simple by Wellsford REIT which is free and clear of all Liens other than the Liens permitted in Section 6.4(a) and 6.4(d) and which has an aggregate Asset Value equal to one hundred eighty percent (180%) of the loans under the Wellsford REIT Loan Agreement as security for such loans. Wellsford REIT shall take, and shall cause its Subsidiaries to take, such actions as are necessary to preserve the right and ability of Wellsford REIT to pledge those Real Estate assets subject to the one hundred eighty percent (180%) limitation described above, as security for the loans under the Wellsford REIT Loan Agreement without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Wellsford REIT or any of its Subsidiaries.

               (2) Wellsford REIT shall, upon demand, provide to the Bank such evidence as the Bank may reasonably require to evidence Wellsford REIT's compliance with this Section 5.14, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit Wellsford REIT's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of Wellsford REIT or any of its Subsidiaries.


                                   ARTICLE 6

                              NEGATIVE COVENANTS

          Account Parties covenant and agree that, so long as the Expiration Date has not occurred or any amount is due or owing to the Bank under this Reimbursement Agreement or any other Related Document, each of them shall comply with each of the negative covenants contained in this Article 6 unless the Bank shall have given its prior written consent:

          Section 6.1 Amendments. Each Account Party shall not, and Wellsford REIT shall not permit Highlands to, amend, modify, or supplement, or agree to any amendment or modification of, or supplement to, any of the Related Documents to which it is a party, other than with respect to the Loan Documents pursuant to the terms thereof.

          Section 6.2 Optional Redemption. Account Parties shall not cause or permit an optional redemption of the Bonds pursuant to the Bond Indenture unless such optional redemption (a) will be funded without a drawing on the Letter of Credit or (b) the Bank has consented thereto in writing (which consent may be granted or withheld by the Bank in its sole discretion).

          Section 6.3 Restrictions on Indebtedness. Account Parties will not, and will not permit any of their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Bank and the holders of the Bonds arising under any of the Reimbursement Agreement and the other Related Documents, Indebtedness to the bank group under the Wellsford REIT Loan Agreement and the Loan Documents related thereto, and Indebtedness of Highlands in a principal amount not to exceed $45,000,000, the proceeds of which will be used to construct Phase I of the Development;

               (b) current liabilities of Account Parties or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

               (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.8;

               (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the affected Account Parties shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (f) subject to the provisions of Section 6.17, Indebtedness of Wellsford REIT or any Subsidiary of Wellsford REIT which is permitted by
Section 6.14;

               (g) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 6.5(d) or 6.5(e);

               (h) subject to the provisions of Section 6.17, other secured or unsecured recourse Indebtedness of Wellsford REIT and its Subsidiaries (other than Highlands) in an aggregate outstanding principal amount (excluding the Indebtedness permitted pursuant to Section 6.3(i) and the Wellsford REIT Loan

Obligations but including LC Loans, Liquidity Drawing Amounts and amounts available to be drawn under the Letter of Credit) not exceeding $25,000,000.00;

               (i) subject to the provisions of Section 6.17, unsecured subordinated debt or senior unsecured long-term debt of Wellsford REIT and its Subsidiaries, provided that (x) at the time such Indebtedness is issued the scheduled maturity date of such Indebtedness is not sooner than 270 days after the Maturity Date (after giving effect to any extension of the Maturity Date which may have been requested by Wellsford REIT prior to the issuance of such Indebtedness and approved by the Bank, whether or not the same has become effective), and (y) any covenants or restrictions imposed upon Wellsford REIT or its Subsidiaries in connection with such Indebtedness shall not individually or in the aggregate be more restrictive against Wellsford REIT and its Subsidiaries than the covenants and restrictions imposed pursuant to this Reimbursement Agreement or the other Related Documents, and provided, further, that neither Wellsford REIT nor any of its Subsidiaries shall incur any of the Indebtedness described in this Section 6.3(i) unless it shall have provided to the Bank (A) prior written notice of the proposed issuance of such Indebtedness, a statement that no Default or Event of Default exists and a certificate that Wellsford REIT will be in compliance with its covenants referred to therein after giving effect to such incurrence, (B) evidence reasonably satisfactory to the Bank that each Rating Agency has been advised of the issuance of such Indebtedness within five (5) days of such issuance, and
(C) upon the request of the Bank. evidence that the annual rating maintenance fee has been paid to each Rating Agency;

               (j) subject to the provisions of this Article 6, Indebtedness of Wellsford REIT or its Subsidiaries under agreements to purchase property or any interest therein; and

               (k) Indebtedness of the Bond Issuer to Wellsford REIT under the Wellsford Reimbursement Agreement.

          Section 6.4 Restrictions on Liens, Etc. Account Parties will not, and will not permit any of their respective Subsidiaries (including but not limited to Highlands) to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (vi) incur or maintain any obligation to any holder of Indebtedness of either Account Party or such Subsidiary which prohibits the creation or maintenance of any lien securing the obligations thereof (collectively "Liens"); provided that, subject to Section 6.14, the Account Parties and any Subsidiary thereof may create or incur or suffer to be created or incurred or to exist:

               (a) liens in favor of Wellsford REIT or its Subsidiaries on all or part of the assets of Subsidiaries securing Indebtedness owing by such Subsidiaries to their parent;

               (b) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

               (c) liens on properties in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 6.3(d), Section 6.3(f) or Section 4.5;

               (d) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which either Account Party or a Subsidiary thereof is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Account Parties and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of either Account Party individually or of each Account Party and its Subsidiaries on a consolidated basis;

               (e) liens on Real Estate and Short-term Investments securing Indebtedness permitted by Section 6.3;

               (f) liens in favor of the Bank, liens in favor of the Lenders under the Wellsford REIT Loan Agreement and the Loan Documents. and liens in favor of the lender to Highlands securing Indebtedness of Highlands permitted under Section 6.3(a); and

               (g)  liens arising under the Assessment and Lien.

          Section 6.5 Restrictions on Investments. Account Parties will not, and will not permit any of their respective Subsidiaries (including but not limited to Highlands) to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Account Party or such Subsidiaries;

               (b)  marketable direct obligations of any of the following:
Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

               (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

               (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's or by

Standard & Poor's at not less than "P 1" if then rated by Moody's, and not less than "A 1", if then rated by Standard & Poor's;

               (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's or by Standard & Poor's at not less than "Aa" if then rated by Moody's and not less than "AA" if then rated by Standard & Poor's;

               (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing Sections 6.5.(a), 6.5(b) or 6.5(e) with banks described in the foregoing Section 6.5(c) or with financial institutions or other corporations having total assets in excess of $500,000,000:

               (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing Sections 6.5(a) through 6.5(f) and have total assets in excess of $50,000,000;

               (h) with respect to Wellsford REIT and its Subsidiaries, Investments in fee interests in Real Estate utilized principally for multifamily housing, including earnest money deposits relating thereto and transaction costs;

               (i)  Investments of Wellsford REIT in its Subsidiaries;

               (j) with respect to Wellsford REIT and its Subsidiaries, loans secured principally by mortgages or deeds of trust on real property upon which are located completed improvements which are principally used for multifamily housing (provided that Wellsford REIT shall not originate any loans described in this Section 6.5(j)). Leasehold interests in properties which are used principally for multifamily housing under ground leases having not less than fifty (50) years of the leasehold term remaining at the time of acquisition thereof by Wellsford REIT, or interests in partnerships, corporations or other entities which own real property or an interest therein which is used principally for multifamily housing, provided that in no event shall the aggregate cost of all Investments pursuant to this Section 6.5(j) exceed the lesser of (A) ten percent (10%) of the Consolidated Total Assets of Wellsford REIT and its Subsidiaries, and (B) $35,000,000.00; and

               (k) with respect to Wellsford REIT, Investments in shares of beneficial interest in Wellsford REIT, provided that Wellsford REIT shall give notice to the Bank concurrently with the financial statements provided in
Section 5.4(b) of any such Investments that have occurred during the preceding fiscal quarter of Wellsford REIT.

          Section 6.6 Merger, Consolidation. Account Parties will not, and will not permit any of their respective Subsidiaries (including without limitation Highlands) to, become a party to any merger or consolidation without the prior written consent of the Bank except (i) the merger or consolidation of one or more of the Subsidiaries of Wellsford REIT with and into Wellsford REIT; and (ii) the merger or consolidation of two or more Subsidiaries of Wellsford REIT.

          Section 6.7 Sale and Leaseback. Account Parties will not, and will not permit any of their respective Subsidiaries (including without limitation

Highlands) to, enter into any arrangement, directly or indirectly, whereby either Account Party or any Subsidiary thereof shall sell or transfer any Real Estate owned by it in order that then or thereafter either Account Party or any Subsidiary of either of them shall lease back such Real Estate.

          Section 6.8 Compliance with Environmental Laws

               (1) Account Parties will not, and will not permit any of their Subsidiaries (including without limitation Highlands) to, do any of the following: (a) use any portion of Phase I of the Development or any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any portion of Phase I of the Development or any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any portion of Phase I of the Development or any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any portion of Phase I of the Development or any Real Estate or use any portion of Phase I of the Development or any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into Phase I of the Development or the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

          (2)  Account Parties shall:

               (a) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of Account Parties) to confirm that no Hazardous Substances are or ever were Released or disposed of on Phase I of the Development or the Real Estate; and

               (b) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on Phase I of the Development or the Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition of such Development or Real Estate by either Account Party), cause the prompt Containment and removal of such Hazardous Substances and remediation of Phase I of the Development or the Real Estate in full compliance with all applicable laws and regulations and to the satisfaction of the Bank: provided, that Account Parties shall be deemed to be in compliance with Environmental Laws for the purpose of this subsection (b) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Bank and no action shall have been commenced by any enforcement agency. The Bank may engage its own Environmental Engineer to review the environmental assessments and Account Parties' compliance with the covenants contained herein.

          At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Bank shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to Phase I of the

Development or any Real Estate, or that any of Phase I of the Development or the Real Estate is not in compliance with the Environmental Laws, the Bank may at its election (and will at the request of the Bank) obtain such environmental assessments of Phase I of the Development or such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to Phase I of the Development or such Real Estate and (ii) whether the use and operation of Phase I of the Development or such Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of Phase I of the Development or such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of Account Parties.

          Section 6.9 Distributions. Wellsford REIT will not make any Distributions which would cause it to violate any of the following covenants:

               (a) Wellsford REIT shall not pay any Distribution to the shareholders of Wellsford REIT if such Distribution is in excess of the greater of (i) the minimum Distributions required under the Code to maintain the REIT status of Wellsford REIT and (ii) the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three
(3) fiscal quarters would exceed ninety percent (90%) of its Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid;

               (b) In the event that an Event of Default shall have occurred and be continuing, Wellsford REIT shall make no Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of Wellsford REIT, as evidenced by a certification of the principal financial or accounting officer of Wellsford REIT containing calculations in reasonable detail satisfactory in form and substance to the Bank; and

               (c) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Bonds, the Promissory Notes, Liquidity Drawing Amounts, LC Loans or the Wellsford REIT Loan Obligations has been accelerated, Wellsford REIT shall not make any Distributions whatsoever, directly or indirectly.

          Section 6.10 Asset Sales

               (1) Neither Wellsford REIT nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any Real Estate or other Investment described in Section 6.5(j) or any of the Unencumbered Operating Properties in excess of $30,000,000.00 (except as the result of a condemnation or casualty and except for the granting of Permitted Liens, as applicable) unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists and a certification that Wellsford REIT will be in compliance with its covenants referred to therein after giving effect to such sale, transfer or other disposition.

               (2) Wellsford REIT shall not sell, transfer or otherwise dispose of any of its interest in Highlands or any of its interest in any portion of the Development without the Bank's prior written consent.

               (3) Highlands shall not sell, transfer or otherwise dispose of Phase I of the Development or any portion thereof or any of its interest in any other portion of the Development without the Bank's prior written consent.

          Section 6.11 Development Activity. Neither Wellsford REIT nor any Subsidiary thereof shall engage, directly or indirectly, in the development of properties to be used principally for multifamily housing or otherwise, except that Wellsford REIT or a Subsidiary thereof may develop for its own account during a fiscal year of Wellsford REIT properties to be used principally for multifamily housing provided that in any fiscal year such development shall be limited to the lesser of (i) any number of projects with respect to which the aggregate cost of acquiring the Real Estate and developing the improvements thereon is not reasonably anticipated to exceed $100,000,000.00 (including development of the Development) and (ii) any number of projects with respect to which the aggregate number of multifamily units to be developed (including development of the Development) does not exceed ten percent (10%) of the total number of multifamily units located on Real Estate owned in fee by Wellsford REIT and its Subsidiaries for the preceding four fiscal quarters (excluding such units under development). For purposes of this Section 6.11, the term "development" shall include the new construction of an apartment complex or the substantial renovation of improvements to real property, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for multifamily housing. A project shall be considered to be under development until final certificates of occupancy or the equivalent have been issued for the entire project and the project is 80% occupied and such project has had a positive Net Income for at least one (1) month. Without limiting the generality of the foregoing, Wellsford REIT acknowledges that for the purposes of this Reimbursement Agreement, (i) any interest by either Account Party or any Subsidiary thereof in a property which is proposed to be developed, or any other agreement or arrangement by such party to purchase a property or any interest therein pursuant to which either Account Party or any Subsidiary thereof has the right to approve site plans or other plans and specifications or pursuant to which such party's obligations are conditioned upon the achievement of certain initial lease-up levels, or
(ii) any agreement by either Account Party or any Subsidiary thereof which obligates such party to contribute or otherwise advance funds in connection with or upon completion of the development of a property, or (iii) any agreement by either Account Party or any Subsidiary thereof to acquire a property to be used principally for multifamily housing or any interest therein which is proposed to be developed or which is under development and initial lease-up at the time such agreement is entered into, shall be considered a "development" for the purposes of this Section 6.11; provided, however, that nothing in this Section 6.11 shall prohibit Wellsford REIT or any Subsidiary from entering into an agreement to acquire Real Estate at a time when such Real Estate has been developed and initially leased by another Person.

          Section 6.12 Sources of Capital. Wellsford REIT shall, at all times that either Account Party or any of its Subsidiaries is engaging in any development as provided in Section 6.11 or has entered into any agreement to acquire properties under purchase agreements, maintain available sources of capital equal to the total cost to acquire and complete such developments and to purchase such properties, which sources of capital shall be acceptable to the Bank in its reasonable discretion. Amounts available to be disbursed for such purposes pursuant to this Reimbursement Agreement may be considered as a source of capital for the purposes of this Section 6.12.

          Section 6.13 Restriction on Prepayment of Indebtedness. After the occurrence of any Event of Default, no Account Party shall prepay the principal amount, in whole or in part, of any Indebtedness other than the obligations (i) to the Bank under the Reimbursement Agreement and the other Related Documents and (ii) to the Agent and the Lenders under the Wellsford REIT Loan Agreement and the other Loan Documents; provided, however, that after the occurrence of an Event of Default, each Account Party may prepay the Indebtedness described in Section 6.3(b) in the ordinary course of business.

          Section 6.14 Additional Restrictions on Wellsford REIT Liens on Real Estate and Indebtedness

               (1) Wellsford REIT shall not at any time permit the number of Real Estate projects owned in fee simple by Wellsford REIT which are subject to any Liens (other than the Liens permitted in Section 6.4(b) and 6.4(e) to exceed 40% of the total number of Real Estate projects owned in fee simple by Wellsford REIT. For purposes of this Section 6.14, a Real Estate project shall be considered a separate project only if it is functionally and operationally distinct from other Real Estate projects owned by Wellsford REIT.

               (2) Except as permitted in Section 6.3, Wellsford REIT will not, and will not permit any of its Subsidiaries to, create, incur, assume, guaranty or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than, subject to the provisions of Section 6.17, secured (in whole or in part) Indebtedness of Wellsford REIT or such Subsidiary in an aggregate outstanding principal amount not exceeding an amount equal to forty percent (40%) of the value of the Real Estate owned in fee simple by Wellsford REIT and its Subsidiaries, with such value being determined based on undepreciated cost basis.

          Section 6.15 Restrictions Upon Rate Modes and Interest Periods for Bonds. Each Account Party covenants that, until after the Expiration Date: (a) the Account Parties will not permit any Rate Period to be in effect which has a duration of longer than two hundred and ten (210) days or which ends after the Expiration Date; (b) the Account Parties will nor permit a particular Rate Period to be in effect with respect to a particular Rate Mode if the initial principal amount of the Bonds covered by such Rate Period and Rate Mode is less than $3,000,000; and (c) the Account Parties will not permit the Bonds to bear interest at a rate other than the Weekly Rate without the prior written consent of the Bank.

          Section 6.16 Accounting Methods and Fiscal Year. Account Parties will not and will not permit any of their Subsidiaries to adopt, permit or consent to any change in accounting practices other than as required by generally accepted accounting principles.

          Section 6.17 Financial Covenants of Wellsford REIT

               (1) Liabilities to Assets Ratio. Wellsford REIT will not, at the end of any fiscal quarter, permit the ratio of Consolidated Total Liabilities to Consolidated Total Assets of Wellsford REIT to exceed 0.55 to 1.

               (2) Consolidated Operating Cash Flow Coverage. Wellsford REIT will not, at the end of any fiscal quarter, permit the Consolidated Operating Cash Flow of Wellsford REIT and its Subsidiaries for any period of four consecutive fiscal quarters (treated as a single accounting period) (the "Test Period") to be less than 2 times the Debt Service for the Test Period. In the event that Wellsford REIT or any of its Subsidiaries shall have issued any Indebtedness of the type described in Section 6.3(i), then for the purposes of this Section 6.17(2), the Debt Service applicable to such Indebtedness for the Test Period shall, commencing one year prior to the maturity of such Indebtedness and continuing each quarter thereafter, be calculated at the greater of (a) the Debt Service due with respect to such Indebtedness and (b) the Debt Service which would be payable with respect to such Indebtedness in the event that the principal balance thereof was bearing interest at a rate per annum equal to the sum of the then-current annual yield on five (5) year obligations issued by the United States Treasury most recently prior to such determination date plus one and one-half percent (1.5%). The determination of such imputed amount and the components thereof by the Bank shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error.

          Section 6.18 Official Statement and Other Documents. Other than the sections of the Official Statement entitled "THE LETTER OF CREDIT" and "APPENDIX B - Dresdner Bank AG, New York Branch" on pages B-1 to B-3 inclusive, thereof, and the references to and summaries of such Sections throughout the Official Statement, Account Parties shall not include or permit to be included any material or reference relating to the Bank or the Letter of Credit in any offering circular or any other document or any tombstone, unless such material or reference is approved in writing by the Bank prior to its inclusion therein, provided that Account Parties may disclose the existence of the Letter of Credit to the extent required in connection with their reporting or disclosure requirements; or distribute, or permit to be distributed or used, any offering circular unless a copy of such offering circular has been furnished to the Bank.

          Section 6.19 Remarketing. Account Parties shall not permit the Remarketing Agent for the Bonds to remarket any Bonds, (i) if an Event of Default shall have occurred and be continuing and the Bank shall have instructed Account Parties not to permit the remarketing of such Bonds, or (ii) at a price less than the principal amount thereof plus accrued interest, if any, thereon to the respective dates of remarketing.

          Section 6.20 Substitute Credit Facility. Account Parties shall not authorize, permit or consent to any substitution of another credit or liquidity facility for the Letter of Credit unless (a) there shall be paid to the Bank, prior to or simultaneously with such substitution, any and all amounts due and owing and to become due and owing to the Bank (including without limitation all unpaid Drawings, Liquidity Drawing Amounts, LC Loans and the pro rata portion of all accrued and unpaid fees) under this Reimbursement Agreement and the other Related Documents, and (ii) a substitution occurs for the Letter of Credit.

          Section 6.21 Remarketing Agent and Bond Trustee. Account Parties shall not appoint or permit or suffer to be appointed any successor Remarketing Agent or successor Bond Trustee without the prior written approval of the Bank (which approval shall not be unreasonably withheld); or enter into any successor Remarketing Agreement without the prior written approval of the Bank (which approval shall not be withheld if and so long as such successor Remarketing Agreement contains provisions that are substantially the same as those contained in, and affords protection to the rights and interests of the Bank that is substantially the same as that afforded by, the predecessor Remarketing Agreement, as the case may be). Any approvals required from the Bank hereunder shall be given or denied within 10 days of the request therefor, accompanied, in the case of a successor Remarketing Agreement, by a draft of such proposed Remarketing Agreement in final form, and the failure of the Bank to respond to such request by the close of business on the tenth day shall be deemed, on the eleventh day, to constitute consent by the Bank hereunder. Prior to its appointment. any substitute Bond Trustee must sign an agreement assuming the obligations of its predecessor under the Pledge Agreement.


                                   ARTICLE 7

                               EVENTS OF DEFAULT

          Section 7.1 Events of Default. The occurrence of any of the following events (including the expiration of any specified time) shall constitute an "Event of Default," unless waived by the Bank in writing:

               (a) failure of the Account Parties to pay when due any amount due under this Reimbursement Agreement or under any of the other Related Documents (other than amounts drawn under the Letter of Credit pursuant to a Liquidity Drawing or an LC Loan), and to remedy such failure within five days thereof, provided that no cure period shall apply to principal payments due hereunder or under any of the other Related Documents;

               (b) failure of the Account Parties to pay when due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, any amount drawn under the Letter of Credit pursuant to a Liquidity Drawing or an LC Loan, except as permitted by
Section 2.2;

               (c) failure of the Account Parties to observe or perform any of the covenants, conditions or provisions set forth in Sections 5.4, 5.13, 5.14, 6.1, 6.2, 6.10(2), 6.10(3), 6.15 or 6.19 of this Reimbursement Agreement; or
failure of the Account Parties to observe or perform any of the covenants set forth in Section 6.17 and to remedy such failure within 45 days of such failure, provided that such cure period shall apply only if not more than two such cure periods, or portions thereof, have occurred in the prior 12 months;

               (d) failure of the Account Partes to observe or perform any of the covenants, conditions or provisions of this Reimbursement Agreement (other than as specified in Sections 7.1(a), (b) and (c), above), and to remedy such failure within 30 days of such failure;

               (e) any representation or warranty made by either Account Party or its Subsidiaries (including without limitation Highlands) herein or in any other Related Documents, certificate, financial or other statement furnished pursuant to this Reimbursement Agreement or other Related Documents shall prove to have been untrue or incomplete in any material respect when made;

               (f) the occurrence and continuation of a default or an event of default under the Bond Indenture or any of the other Related Documents (except the Loan Documents); or the occurrence and continuation of an event of default under any of the Loan Documents;

               (g) default by either Account Party in the payment of the principal of or interest on any obligation or Indebtedness owed to the Bank or the default by either Account Party in the payment of the principal of or interest on any other obligation, for borrowed money, credit received or other indebtedness, as and when the same shall become due, or failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for each period of time as would permit

(assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the failure of either Account Party to pay an amount which is timely paid by the other Account Party shall not be a Default hereunder;

               (h) entry or filing of any judgment, writ or warrant of attachment or of any similar process against either Account Party or any of their respective Subsidiaries or against any property of either Account Party or any such Subsidiary, in an amount in excess of the sum of (i) the amount available to the Account Parties in connection with such litigation under any insurance policies held by the Account Parties or their Subsidiaries plus (ii) in the case of Wellsford REIT and its Subsidiaries, $1.000.000, and failure of either Account Party or by its Subsidiaries to vacate, bond. stay or contest in good faith such judgment, writ, warrant of attachment or other process for a period of 30 days or failure to pay or satisfy such judgment within 60 days;

               (i) admission by either Account Party or any of their respective Subsidiaries of insolvency or bankruptcy or its inability or failure generally to pay its debts as they become due, or either Account Party or any of their respective Subsidiaries makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee, custodian or receiver for such Person, or for a major part of its property;

               (j) filing of a petition or application for the appointment of a trustee or other custodian, liquidator or receiver in bankruptcy, custodian or receiver for either Account Party or any of their respective Subsidiaries or all or part of their respective assets and property or any thereof or a case or other proceeding shall be commenced against either Account Party or any of their respective Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution of liquidation or similar law of any jurisdiction, now or hereafter in effect, and such Account Party or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

               (k) institution of bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, by or against either Account Party or any of their respective Subsidiaries (other than bankruptcy proceedings instituted by either Account Party against third parties), and, if instituted against either Account Party or any of their respective Subsidiaries, allowance or consent by such Person to such proceedings or failure to obtain dismissal, stay or other nullification within thirty (30) days after such institution;

               (l) entrance of a decree or order appointing any such trustee, custodian, liquidator or receiver or adjudicating either Account Party or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of either Account Party or any of their respective Subsidiaries, in each case of the foregoing in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (m) remaining in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or nor consecutive, any uninsured final judgment against either Account Party or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against either Account Party or any of their respective Subsidiaries exceeds in the aggregate $1,000,000;

               (n) cancellation, termination, revocation or rescission of this Reimbursement Agreement or any of the other Related Documents otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of this Reimbursement Agreement or the other Related Documents shall be commenced by or on behalf of either Account Party or any of its holders of Voting Interests, Highlands, the Bond Trustee or the Remarketing Agent or any Bond holder or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of this Reimbursement Agreement or the other Related Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect as determined by the Bank;

               (o) any dissolution, termination, partial or complete liquidation, merger or consolidation of either Account Party or Highlands or any sale, transfer or other disposition of the assets of either Account Party or its Subsidiaries (including Highlands), other than as permitted under the terms of this Reimbursement Agreement or the other Related Documents;

               (p) any suit or proceeding shall be filed against either Account Party or Highlands, or any of their respective assets, which in the good faith business judgment of the Bank after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of such Account Party or Highlands to perform each and every one of its obligations under and by virtue of this Reimbursement Agreement and the other Related Documents;

               (q) either Account Party shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of any of them;

               (r) Jeffrey H. Lynford shall cease to be the Chairman of the Board of, or Edward Lowenthal shall cease to be the President of, Wellsford REIT, and a competent and experienced successor for such Person shall not be approved by the Bank within six (6) months of such event;

               (s) this Reimbursement Agreement or any of the other Related Documents ceases to be valid and binding on either Account Party or Highlands (as applicable); or this Reimbursement Agreement or any of the other Related Documents is declared null and void, or the validity or enforceability thereof is contested by either Account Party or Highlands (as applicable); or either Account Party or Highlands (as applicable) denies it has any or further liability under this Reimbursement Agreement or any of the other Related Documents; or

               (t) the substitution or replacement of the Letter of Credit with an Alternate Letter of Credit (as defined in the Bond Indenture) while any amounts are owed to the Bank hereunder or under the Letter of Credit; and

               (u)  failure of any Lender to honor its obligations pursuant to
Section 2.1 and 2.2 hereof and Section 2.9 of the Wellsford REIT Loan

Agreement, if such failure results in the Bank not receiving the entire amount payable to the Bank thereunder;

then, and in any such event, the Bank may, by notice in writing to the Account Parties, declare all amounts owing with respect to this Reimbursement Agreement and the other Related Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Account Party; provided that in the event of any Event of Default specified in
Section 7.1(j), or 7.1(k) or 7.1(l), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank.

          Section 7.2 Rights and Remedies. Upon the occurrence and continuation of an Event of Default, the Bank, in its sole discretion, (a) may by notice to the Account Parties and the Bond Trustee, declare the obligations of the Account Parties hereunder and under the Promissory Notes to be immediately due and payable, and the same shall thereupon become immediately due and payable (provided that the obligations of the Account Parties hereunder shall be and become automatically and immediately due and payable without such notice upon the occurrence of an Event of Default described in Section 7.1(j), 7.1(k) or 7.1(l) above), without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived by each Account Party,
(b) may deliver to the Bond Trustee written notice that an Event of Default has been declared under this Reimbursement Agreement and that the Letter of Credit will terminate ten (10) days after receipt of such notice together with a written request that the Bonds be accelerated, (c) may cure any default, event of default or event of nonperformance under this Reimbursement Agreement or under any of the other Related Documents (in which event the Account Parties shall reimburse the Bank therefor pursuant to Section 2.12 hereof), (d) may direct the Bond Trustee to cause a mandatory tender of the Bonds pursuant to
Section 4.02(c) of the Bond Indenture, (e) may direct the Account Parties not to permit or the Remarketing Agent to cease remarketing the Bonds, or (f) may exercise any other rights or remedies available under this Reimbursement Agreement, any other Related Document, any other agreement or at law or in equity. The rights and remedies of the Bank specified herein are for the sole and exclusive benefit, use and protection of the Bank, and the Bank is entitled, but shall have no duty or obligation to either Account Party, the Bond Trustee, the Bondholders or otherwise, (i) to exercise or to refrain from exercising any right or remedy reserved to the Bank hereunder, or (ii) to cause the Bond Trustee or any other party to exercise or to refrain from exercising any right or remedy available to it under any of the Related Documents.


                                   ARTICLE 8

                    NATURE OF OBLIGATIONS; INDEMNIFICATION

          Section 8.1 Obligations Absolute. The obligations of each Account Party under this Reimbursement Agreement shall be absolute, unconditional and irrevocable, and shall not be subject to any right of setoff or counterclaim against the Bank, any Lender or any Participant, and shall be paid or performed strictly in accordance with the terms of this Reimbursement Agreement and the other Related Documents under all circumstances whatsoever, including without limitation the following circumstances: (a) any lack of validity or enforceability of this Reimbursement Agreement or any other Related Document;
(b) any amendment or waiver of, or any consent to departure from, all or any of the Related Documents, other than, with respect to any particular obligation, the specific waiver by the Bank of such particular obligation under such Related Document; (c) the existence of any claim, set-off, defense or other right which either Account Party may have at any time against the Bond Trustee, any beneficiary or any transferee of the Letter of Credit (or any Persons for whom the Bond Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Reimbursement Agreement, any other Related Document, the transactions contemplated herein or therein or any unrelated transaction; (d) any breach of contract or dispute among or between either Account Party, Highlands, the Bond Trustee, the Remarketing Agent, the Bank or any other Person; (e) any certificate, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (unless the Account Parties prove that any Bank action taken in reliance on such certificate, statement or other document constituted gross negligence or willful misconduct); (f) any nonapplication or misapplication by the Bond Trustee of the proceeds of any Drawing under the Letter of Credit or any other act or omission of the Bond Trustee, the Remarketing Agent or any other Person in connection with the Letter of Credit; (g) payment by the Bank under the Letter of Credit against presentation of a certificate which does not comply with the terms of the Letter of Credit; provided that such payment by the Bank shall not have constituted gross negligence or willful misconduct of the Bank;
(h) any extension of time for or delay, renewal or compromise of or other indulgence or modification granted or agreed to by the Bank with or without notice to or approval by the Account Parties with respect to the Banking Arrangements other than, with respect to any particular obligation or cost, the specific modification to the Account Parties by the Bank of such particular obligation or cost; or (i) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or happening shall not have constituted gross negligence or willful misconduct of the Bank.

          Section 8.2 Continuing Obligation. This Reimbursement Agreement is a continuing obligation, shall survive the expiration of the Letter of Credit and shall (a) be binding upon the Bank, the Account Parties and their respective successors and assigns, and (b) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided that neither Wellsford REIT nor the Bond Issuer may assign all or any part of this Reimbursement Agreement without the prior written consent of the Bank.

          Section 8.3 Liability of the Bank. Account Parties assume all risks of the acts or omissions of the Bond Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Bond Trustee and any beneficiary or transferee in connection therewith; (b) any reference which may be made to this Reimbursement Agreement or the Letter of Credit in any agreements, instruments or other documents; (c) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (e) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit. Without limiting the foregoing, the Bank may accept any document that appears on its face to be in order, without responsibility for further investigation. The determination of whether a drawing has been made under the Letter of Credit prior to the

Expiration Date or whether a drawing made under the Letter of Credit is in proper and sufficient form shall be made by the Bank in its sole discretion, which determination shall be conclusive and binding upon Account Parties to the extent permitted by law except to the extent Account Parties proves that such determination constituted gross negligence or willful misconduct of the Ban; Account Parties hereby waive any right to object to any payment made under the Letter of Credit with regard to a drawing that is in the form provided in the Letter of Credit, but which varies with respect to punctuation, capitalization, spelling or similar matters of form. Notwithstanding the foregoing, the Bank shall be liable to Account Parties for acts or events described in subsections
(a) through (e) above to the extent, but only to the extent, of any direct, as opposed to indirect or special or consequential, damages, suffered by Account Parties which Account Parties proves were caused by: (i) the gross negligence or willful misconduct of the Bank, in determining whether a drawing made under the Letter of Credit complies with the terms and conditions therefor stated in the Letter of Credit, or (ii) the gross negligence or willful failure of the Bank to pay under the Letter of Credit after a drawing by the Bond Trustee strictly complying with the terms and conditions of the Letter of Credit; provided, however, that the maximum amount of damages recoverable by Account Parties as provided above is expressly limited to the Stated Amount of the Letter of Credit.

          Section 8.4 Indemnification. In addition to any and all rights of reimbursement, indemnification, subrogation or any other rights pursuant hereto or under law or equity, Wellsford REIT and the Bond Issuer, jointly and severally, hereby agree to indemnify and hold harmless the Bank and its officers, directors and agents (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever (including attorneys' fees) which the Indemnified Party may incur (or which may be claimed against the Indemnified Party by any person or entity whatsoever) by reason of or in connection with the execution, delivery and performance of this Reimbursement Agreement or any of the other Related Documents or any other matter arising therefrom, including, without limitation, any of the following: (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Official Statement (other than information relating to the Bank and provided by the Bank for inclusion therein) or the omission or alleged omission to state in the Official Statement of a material fact (other than an omission by the Bank with respect to the Bank) necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading; (b) the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit; (c) the issuance and sale of the Bonds; or (d) the use of the proceeds of the Bonds; provided that no Account Party shall be required to indemnify the Indemnified Party for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent caused by (A) the willful misconduct of the Indemnified Party or (B) gross negligence of the Indemnified Party. If any proceeding shall be brought or threatened against an Indemnified Party by reason of or in connection with the events described above (except as otherwise provided in (A) or (B) above), the Indemnified Party shall promptly notify the Account Parties in writing and the Account Parties shall assume the defense thereof, including the employment of counsel and the payment of all costs of litigation. Notwithstanding the preceding sentence, the Indemnified Party shall have the right to employ its own counsel and to determine its own defense of such action in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by an Account Party or (ii) no Account Party, after due notice of the action, shall not have employed counsel to have charge of such defense, in either of which events the reasonable fees and expenses of counsel for the Indemnified Party shall be borne by the Account Party. The Account Party shall not be liable for any settlement of any such action effected without its consent. Nothing under this Section 8.4 is intended to limit payment obligations of Wellsford REIT or the Bond Issuer.

          Section 8.5 Telecopied Documents. At the request of Account Parties, the Letter of Credit provides that demands for payment thereunder may be presented to the Bank by, among other methods, telecopy. The Account Parties acknowledge and assume all risks relating to the use of such telecopied demands for payment and agrees that its obligations under this Reimbursement Agreement and the other Related Documents shall remain absolute, unconditional and irrevocable as provided in Section 8.1 above if the Bank honors such telecopied demands for payment.


                                   ARTICLE 9

                       ISSUANCE, TRANSFER, REDUCTION OR
                         EXTENSION OF LETTER OF CREDIT

          Section 9.1 Issuance. Subject to the terms and conditions of this Reimbursement Agreement, the Bank agrees to issue the Letter of Credit to the Bond Trustee in substantially the form of Exhibit A hereto, having a term beginning on the Closing Date and ending on the Expiration Date and having a Stated Amount as set forth therein, as such Stated Amount may be reduced and reinstated in accordance with the terms of the Letter of Credit.

          Section 9.2 Transfer, Reduction and Reinstatement. The Letter of Credit may be transferred, reduced and reinstated in accordance with the provisions set forth therein.

          Section 9.3 Extension. Subject to the terms of the Wellsford REIT Loan Agreement, the Expiration Date of the Letter of Credit may be extended by the Bank upon the written request of Wellsford REIT given to the Bank at least 120 days prior to, but no earlier than 180 days prior to the Expiration Date. Within 60 days of receipt of a request for extension, the Bank shall, at its sole option, either notify Wellsford REIT, the Bond Issuer and the Bond Trustee that the Letter of Credit will be extended to the new expiration date set forth in such notice in accordance with the terms of the Letter of Credit or notify Wellsford REIT and the Bond Issuer that the Letter of Credit will not be so extended. Failure of the Bank to respond to any requested extension shall constitute the Bank's denial of such request.


                                  ARTICLE 10

                                 MISCELLANEOUS

          Section 10.1 Right of Setoff. Upon the occurrence of an Event of Default, the Bank may, at any time and from time to time, without notice to either Account Party or any other person (any such notice being expressly waived), set off and appropriate and apply, against and on account of, any obligations and liabilities of either Account Party to the Bank arising under or connected with this Reimbursement Agreement and the other Related Documents, without regard to whether or not the Bank shall have made any demand therefor, and although such obligations and liabilities may be contingent or unmatured, any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of either Account Party.

          Section 10.2 Amendments and Waivers. No amendment or waiver of any provision of this Reimbursement Agreement nor consent to any departure by either Account Party from any such provision shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event any agreement contained in this Reimbursement Agreement should be breached by either Account Party and thereafter waived by the Bank, such waiver shall be limited to the particular breach so waived for the specific period set out in such waiver and such waiver shall not constitute a waiver of such breach for any other period and shall not waive any other or similar breach hereunder.

          Section 10.3 No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Reimbursement Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right under this Reimbursement Agreement preclude any other further exercise of such right or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 10.4 Notices. Unless specifically indicated otherwise herein, all notices and other communications provided for hereunder shall be in writing and, if to either Account Party, addressed to it at:

          Wellsford Residential Property Trust
          610 Fifth Avenue
          New York, New York 10020
          Attention: Gregory F. Hughes
          Telephone No.: (212) 333-2300
          Telecopy No.: (212) 333-2323

          Palomino Park Public
          Improvements Corporation
          370 17th Street, Suite 3100
          Denver, Colorado 80202
          Attention: Donald MacKenzie
          Telephone No.: (303) 595-7750
          Telecopy No.: (303) 595-7799

          With a copy to:

          Brownstein Hyatt Farber & Strickland
          410 17th Street, 22nd Floor
          Denver, Colorado 80202-4437
          Attention: Thomas J. Mancuso, Esq.
          Telephone No.: (303) 534-6335
          Telecopy No.: (303) 623-1956

          and:

          Robinson, Silverman, Pearce, Aronsohn & Berman
          1290 Avenue of the Americas
          New York, New York 10104

          Attention: Alan S. Pearce, Esq.
          Telephone No.: (212) 541-2000
          Telecopy No.: (212) 541-4630

or if to the Bank, addressed to it at:

          Dresdner Bank AG
          New York Branch
          75 Wall Street
          New York. New York 10005
          Attention: Richard Conroy
          Telephone No.: (212) 429-2206
          Telecopy No.: (212) 429-2129

or if to the Bond Trustee, addressed to it at:

          United States Trust Company of New York
          114 West 57th Street, 15th Floor
          New York, New York 10036-1532
          Attention: Christopher Grell
          Telephone No.: (212) 852-1034
          Telecopy No.: (212) 852-1625

or if to the Remarketing Agent addressed to it at:

          First Interstate Bank of Arizona, N.A.
          633 Seventeenth Street
          Denver, CO 80202
          Attention: Alan T. Fair
          Telephone No.: (303) 293-5990
          Telecopy No.: (303) 293-5132

or as to each party at such other address as shall be designated by such party in a written notice to the other parties.

          Any notice or other communication shall be sufficiently given and shall be deemed given when delivered to the addressee in writing or when given by telephone immediately confirmed in writing by tested telex, telecopier or other telecommunication device.

          Section 10.5 Severability. Any provision of this Reimbursement Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          Section 10.6 GOVERNING LAW. THIS REIMBURSEMENT AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW WITHOUT REGARD TO CHOICE OF LAW RULES.

          Section 10.7 Consent to Jurisdiction and Venue, Etc. Each Account Party irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Reimbursement Agreement or any of the other Related Documents (other than the Loan Documents) may be brought in a court of record in the State of New York or in the Courts of the United States of America located in such state, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each Account Party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 10.7 shall be by certified mail, return receipt requested.

          Nothing in this Section 10.7 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any suit, action or proceeding against either Account Party or their respective property or any property encumbered by the Assignment and Lien in the courts of any other jurisdiction.

          Section 10.8 Headings. Section headings in this Reimbursement Agreement are included herein for convenience of reference only and shall not have any effect for purposes of interpretation or construction of the terms of this Reimbursement Agreement.

          Section 10.9 Participation. Each Account Party each acknowledges and agrees that the Bank may participate portions of its obligations under the Letter of Credit and the obligations of the Account Parties under the Pledged Bonds, the Promissory Notes, this Reimbursement Agreement and any other Related Documents (collectively, the "Participated Obligations") to other financial institutions. The Account Parties waive any right to receive notice of such participation. The Account Parties agree to reasonably cooperate to the extent required by the Bank in effecting such participation, provided that neither Account Party shall be required to incur any additional expense as a consequence of such participation. Each Account Party further acknowledges and agrees that upon any such participation the Participants will become owners of a pro rata portion of the Participated Obligations and each waives any right of setoff it may at any time have against the Bank or any Participant with regard to the Participated Obligations.

          Section 10.10 Issuing Branch of the Bank. The Letter of Credit will be issued on the Closing Date by the New York Branch of the Bank but the Bank may, at its sole option, transfer such Letter of Credit obligation on its books to any other United States branch or agency of the Bank authorized to issue such Letter of Credit. The Bond Trustee shall accept such replacement letter of credit and return the prior Letter of Credit to the Bank upon receipt by the Bond Trustee of (a) notice of such replacement, (b) the replacement letter of credit issued by such other branch or agency of the Bank, which replacement letter of credit is identical in all material respects to the Letter of Credit but for any revisions to the addresses to which demand for payment must be delivered, (c) opinions from counsel to the Bank with respect to such replacement letter of credit restating and confirming the opinions delivered by such counsel at the Closing Date and (d) if the Bonds are then rated by a Rating Agency, evidence that such replacement letter of credit would not, in and of itself, result in the lowering of the rating on the Bonds by such Rating Agency. No amendments to this Reimbursement Agreement or any of the other Related Documents shall be required to effect such transfer.

          Section 10.11 Counterparts. This Reimbursement Agreement may be signed in any number of counterpart copies, but all such copies shall constitute one and the same instrument.

          Section 10.12 Complete and Controlling Agreement. This Reimbursement Agreement and the other Related Documents completely set forth the agreements between the Bank and the Account Parties with respect to matters herein and fully supersede all prior agreements, both written and oral, between the Bank and the Account Parties relating to the issuance of the Letter of Credit and all matters set forth herein and in the other Related Documents.

          Section 10.13 WAIVER OF JURY TRIAL. WELLSFORD REIT AND THE BOND ISSUER EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY FOR ANY TRIAL RESULTING EITHER DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT OR ANY OF THE OTHER RELATED DOCUMENTS. WELLSFORD REIT AND THE BOND ISSUER EACH FURTHER AGREES THAT, IN THE EVENT OF LITIGATION, IT WILL NOT PERSONALLY OR THROUGH ITS AGENTS OR ATTORNEYS SEEK TO REPUDIATE THE VALIDITY OF THIS SECTION 10.13, AND IT ACKNOWLEDGES THAT IT FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT TO WAIVE TRIAL BY JURY IN ORDER TO INDUCE THE BANK TO ISSUE THE LETTER OF CREDIT.

          Section 10.14 Assignability to Federal Reserve. The Bank may assign and pledge all or any portion of the obligations owing to it hereunder or under any of the other Related Documents to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned obligations made by either Account Party to the Bank in accordance with the terms of this Reimbursement Agreement or such Related Documents shall satisfy such Account Party's obligations hereunder or thereunder in respect of such assigned obligation to the extent of such payment. No such assignment shall release the Bank from its obligations hereunder or under any other Related Document.

                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Letter of Credit Reimbursement Agreement to be duly executed and delivered by their respective officers "hereunto duly authorized as of the date first above written.

                              PALOMINO PARK PUBLIC IMPROVEMENTS
                                CORPORATION, a Colorado nonprofit
                                corporation


                              By: /s/ Donald D. MacKenzie
                                 ________________________________
                                 Name:  Donald D. MacKenzie
                                 Title: President


                              WELLSFORD RESIDENTIAL PROPERTY
                               TRUST, a Maryland real estate
                               investment trust



                              By: /s/ Donald D. MacKenzie
                                 ________________________________
                                 Name:  Donald D. MacKenzie
                                 Title: Vice President

                              DRESDNER BANK AG, New York Branch


                              By: /s/ Richard W. Conroy
                                 ________________________________
                                 Name:  Richard W. Conroy
                                 Title: Vice President


                              By:/s/ Andrew K. Mittag
                                 ________________________________
                                 Name:  Andrew K. Mittag
                                 Title: Vice President

                                   EXHIBIT A

                                    FORM OF
                               LETTER OF CREDIT


                               December 1, 1995

                    Irrevocable Letter of Credit No. 967-95

United States Trust Company of New York
114 West 47th Street, 15th Floor
New York, New York 10036-1532
Attention: Christopher Grell

                 Palomino Park Public Improvements Corporation
                         Assessment Lien Revenue Bonds
                            Series 1995 - $14,755,000

Ladies and Gentlemen:

At the request and for the account of Palomino Park Public Improvements Corporation (the "Bond Issuer") and Wellsford Residential Property Trust ("Wellsford REIT") (collectively Wellsford REIT and the Bond Issuer are referred to as the "Account Parties") pursuant to the Letter of Credit Reimbursement Agreement among us and the Account Parties dated as of December 1, 1995 (as amended or supplemented from time to time pursuant to its terms, the "Reimbursement Agreement"), we hereby establish this Irrevocable Letter of Credit (the "Letter of Credit") in your favor as Bond Trustee under the Trust Indenture, dated as of December 1, 1995, between Bond Issuer and you, as trustee (as amended or supplemented from time to time pursuant to its terms, the "Bond Indenture"), for the benefit of the holders of the Bond Issuer's above-referenced series of bonds issued under the Bond Indenture (the "Bonds") in accordance with the following terms and conditions.

          1. Expiration. This Letter of Credit automatically shall expire at 5:00 p.m., New York time, on the earliest of:

               (a) June 20, 1998; provided that, if on or before the 45th day prior to the Interest Payment Date (as defined in the Bond Indenture) next preceding the then-stated expiration date of this Letter of Credit, we provide you as Bond Trustee with a written notice in the of Exhibit H hereto that this Letter of Credit shall be extended, then the term of this Letter of Credit shall be extended to the date provided in such notice (it being understood that we shall have the right in our sole discretion to determine whether to extend the term of this Letter of Credit);

               (b) our receipt of your certificate in the form of Exhibit E or Exhibit F hereto appropriately completed, together with this Letter of Credit;

               (c)  10 days after you have received notice from us, pursuant to
Section 7.2(b) of the Reimbursement Agreement, stating that an Event of Default has occurred under the Reimbursement Agreement and requesting the acceleration of the Bonds;

               (d) immediately following our payment of a Drawing in order to pay the Purchase Price (as defined below) of Bonds tendered pursuant to clause
(b) or clause (c) of Section 4.02 of the Bond Indenture; and

               (e) the date of payment of an Interest Drawing (as defined below) and a Principal Drawing (as defined below) which when added to all other Interest Drawings and Principal Drawings honored hereunder and not subject to reinstatement in the aggregate equals the initial amount of the Stated Amount (as defined below), as the same previously may have been reduced pursuant to the Bank's receipt of a certificate in the form of Exhibit D.

          In the event such expiration date shall not be a Business Day (as hereinafter defined), then this Letter of Credit shall expire at the opening of business on the next succeeding Business Day.

          2. Stated Amount. The maximum aggregate amount available under this Letter of Credit shall be $15,773,702, which amount as from time to time reduced and reinstated as provided in paragraphs 3 and 4 is hereinafter referred to as the "Stated Amount." Of the Stated Amount, up to $14,755,000 is available for the payment of the unpaid principal of, or the portion of the purchase price of Bonds tendered or deemed tendered for purchase under Sections
4.01 or 4.02 of the Bond Indenture corresponding to principal of, the Bonds (the "Principal Portion"), and up to $1,018,702 is available for the payment of the unpaid interest accrued on, or the portion of the purchase price of Bonds tendered for purchase under said Sections of the Bond Indenture corresponding to interest accrued on, the Bonds (the "Interest Portion"), which amount represents 210 days of interest on the Principal Portion at 12% per annum based on a year of 365 days. The amount paid to purchase Bonds tendered for purchase pursuant to the Bond Indenture is herein referred to as the "Purchase Price" for such Bonds.

          3. Reductions in the Stated Amount. The Stated Amount, the Principal Portion and the Interest Portion, as applicable, shall be reduced automatically from time to time as follows:

               (a) Upon our honoring of a demand for payment hereunder, the Stated Amount, the Principal Portion and the Interest Portion, as applicable, shall be reduced by an amount equal to the amount of such demand for payment. More specifically:

                  (i) In connection with each Interest Drawing, the Interest Portion shall be reduced by the amount requested for payment on the submitted Drawing Certificate;

                 (ii) In connection with each Principal Drawing, the Principal Portion shall be reduced by the amount requested for payment on the submitted Drawing Certificate;

                (iii) In connection with each Purchase Drawing, the Principal Portion shall be reduced by the amount referenced in paragraph 3(a) of the submitted Drawing Certificate and the Interest Portion shall be reduced by the amount referenced in paragraph 3(b) of the submitted Drawing Certificate.

               (b) Upon our receipt of your certificate in the form of Exhibit D hereto appropriately completed, the Stated Amount, the Principal Portion and the Interest Portion, as applicable, shall be reduced by an amount equal to the amount specified in such certificate, provided that no reduction under this clause (b) shall duplicate any reduction under clause (a) above.

Upon such a reduction, we may require you to return this Letter of Credit and to accept in substitution hereof a substitute Letter of Credit for a Stated Amount reflecting such reduction, but otherwise identical in form and substance to this Letter of Credit.

          4.   Automatic Reinstatement.

               (a) Reductions under paragraph 3(a) with respect to any demand for payment of interest on the Bonds (except for that portion of the Purchase Price corresponding to unpaid interest, if any, on such Bonds) shall be reinstated automatically unless you receive notice in writing from us (which may include delivery by prepaid telecopier, telex, telegram or other telecommunication) on or before the close of business on the tenth day after such demand for payment was honored by us stating that an Event of Default under the Reimbursement Agreement has occurred and requesting acceleration of the Bonds, as permitted by Section 7.2(b) of the Reimbursement Agreement, or mandatory tender of the Bonds, as permitted by Section 7.2(d) of the Reimbursement Agreement.

               (b) Reductions under paragraph 3(a) with respect to any demand for payment of the Purchase Price of Bonds tendered or deemed to have been tendered pursuant to Section 4.01 or upon the occurrence of a Conversion Date and a mandatory tender under and in accordance with Section 4.02 of the Bond Indenture shall be reinstated automatically upon the receipt by the Bank of (i) a certificate from you in the form of Exhibit I attached hereto, (ii) monies in the amount drawn under such Drawing for the reimbursement to the Bank of such amounts in accordance with Section 2.4 of the Reimbursement Agreement and (iii) such additional monies as are required pursuant to Section 2.4 of the Reimbursement Agreement in order to effect a release from the Bank's security interest in the Bonds ("Pledged Bonds") purchased with said drawing and pledged to the Bank under that certain Bond Pledge and Security Agreement dated as of December 1, 1995 by and among us, the Account Parties and you, as custodian (the "Pledge Agreement").

               (c) Reductions under paragraph 3(b) shall not be subject to reinstatement. Reductions under paragraph 3(a) with respect to (i) any demand for payment of the principal of the Bonds or (ii) the Purchase Price of Bonds tendered or deemed to have been tendered pursuant to any section of the Bond Indenture other than pursuant to Section 4.01 or upon the occurrence of a Conversion Date and a mandatory tender under and in accordance with Section
4.02 of the Bond Indenture shall not be subject to reinstatement.

          5. Documents To Be Presented. Funds under this Letter of Credit are available to you, against presentment to us of the following drawings (collectively, a "Drawing") in accordance with Section 6 below:

               (a) in the case of a demand for payment of the unpaid interest accrued on the Bonds, a certificate signed by you in the form of Exhibit A hereto appropriately completed (an "Interest Drawing");

               (b) in the case of a demand for payment of the unpaid principal of the Bonds, a Certificate signed by you in the form of Exhibit B hereto appropriately completed (a "Principal Drawing"); and

               (c) in the case of a demand for payment of the Purchase Price of the Bonds pursuant to Article IV of the Bond Indenture, a certificate signed by you in the form of Exhibit C hereto appropriately completed (a "Purchase Drawing").

          6. Method and Notice of Presentment.

               (a) The certificates referenced in paragraph 5 (a "demand for payment") may be delivered to us in person, by mail, by an express delivery service, by telecopy or by tested telex, answerback received, at such number or numbers as we shall notify you from time to time in writing. A demand for payment shall be presented during our business hours on a Business Day prior to the expiration hereof at our office at Dresdner Bank AG, New York Branch, 75 Wall Street, New York, NY 10005, Telecopy Number: (212) 429-2130, Attn: Lora Lan, or at such other address as we may notify you in writing from time to time. As used herein, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in Denver, Colorado, New York, New York or the city or cities in which are located the principal corporate trust offices of the Bond Trustee under the Bond Indenture and our office at which demands for payment under this Letter of Credit are required to be made are authorized or required by law or executive order to close, or (iii) a day on which the New York Stock Exchange is closed.

               (b) Prior to the delivery of any demand for payment, you shall endeavor in good faith to give us telephonic notice of your intention to deliver such demand for payment, stating the method of presentment and the type and amount of such demand for payment; provided, that your failure to give such telephonic notice will not affect our obligation to honor demands for payment in strict conformity with the terms hereof. The telephonic notice required hereunder shall be given to Dresdner Bank AG, New York Branch, Attention: Lora Lan, at (212) 429-2288, or such other person or persons as we shall notify you in writing from time to time. Such telephonic notice may be waived at our sole discretion.

          7.   Time and Method for Payment.

               (a) If demand for payment is made on a Business Day in strict conformity with the terms and conditions hereof, payment shall be made to you
(i) in the case of a Principal Drawing or an Interest Drawing, if a demand for payment is received by us prior to 4:00 p.m. New York time, not later than 10:00 a.m. New York time on the next succeeding Business Day or such later date as you may specify in such demand for payment; and (ii) in the case of a Purchase Drawing for, if a demand for payment is received by us prior to 4:00 p.m. New York time, not later than 10:00 a.m. New York time on the next succeeding Business Day or such later date as you may specify in such demand for payment. If such demand for payment is received by us after the applicable times, such demand shall be deemed to have been received on the next Business Day. All times referenced herein are as of New York, New York time.

               (b) Unless otherwise agreed, payment under this Letter of Credit pursuant to an Interest Drawing, a Principal Drawing or a Purchase Drawing shall be made by Fedwire in immediately available funds to the Bond Trustee's account at The Chase Manhattan Bank, N.A., One Chase Plaza, New York, New York 10081, ABA 021-000-021, for credit to the account of United States Trust Company of New York, Account No. _________________. For the purposes of determining compliance with the times for payment specified in (a) above, payment shall be deemed to have been made by us when we have delivered appropriate wire transfer instructions to an appropriate Federal Reserve Bank.

               (c) All payments made by the Bank under this Letter of Credit shall be made with the Bank's own funds.

          8. Transferability. This Letter of Credit is transferable in its entirety, but not in part, to any transferee who has succeeded you as Bond Trustee under the Bond Indenture and may be successively transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of Exhibit G hereto.

          9. GOVERNING LAW AND CUSTOMS. TO THE EXTENT CONSISTENT WITH THE EXPRESS PROVISIONS HEREOF, THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP"), AND, TO THE EXTENT CONSISTENT WITH THE UCP AND THE EXPRESS PROVISIONS HEREOF, THE LAWS OF THE STATE OF NEW YORK.

          10.  Irrevocability.  This Letter of Credit shall be irrevocable.

          11. No Negotiation. A demand for payment under this Letter of Credit shall be presented directly to us and shall not be negotiated to or by any third party.

          12. Excluded Bonds. No demand for payment under this Letter of Credit may be made with respect to any Corporation Bond or any Pledged Bond (as each such term is defined in the Bond Indenture) (each an "Excluded Bond").

          13. Address for Communications. Communications with respect to this Letter of Credit, other than demands for payment pursuant to paragraph 6, shall be in writing and shall be addressed to us at Dresdner Bank AG, New York Branch, 75 Wall Street, New York, NY 10005, Attn: Richard Conroy, Telecopy No.
(212) 429-2129, specifically referring thereon to our Irrevocable Letter of Credit No. 967-95. In addition, copies of any demand for payment shall be sent to us at Dresdner Bank AG, New York Branch, 75 Wall Street, New York, NY 10005,
Attn: Richard Conroy, Telecopy No. (212) 499-2129; provided, however, that the failure to send such copies shall not affect our obligations hereunder.

          14. Complete Agreement. This Letter of Credit, including Exhibits A through I hereto, sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

          We hereby agree with you to honor your demand for payment presented in strict compliance with the terms and conditions of this Letter of Credit.

                              Very truly yours,

                              DRESDNER BANK AG, New York Branch



                              By:________________________________
                                 Name:
                                 Title:


                              By:________________________________
                                 Name:
                                 Title:

                                   EXHIBIT A

                       CERTIFICATE FOR INTEREST DRAWING

                 Palomino Park Public Improvements Corporation
                         Assessment Lien Revenue Bonds
                                  Series 1995

                    Irrevocable Letter of Credit No. 967-95

          The undersigned, a duly authorized officer of United States Trust Company of New York (the "Bond Trustee"), hereby certifies to Dresdner Bank AG, New York Branch (the "Bank"), with reference to Irrevocable Letter of Credit No. 967-95 (the "Letter of Credit"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Bond Trustee, that:

          (1) The Bond Trustee is the Bond Trustee under the Bond Indenture and is making this demand for payment of interest accrued through ___________ (the "Payment Date") on the Bonds in accordance with the Bond Indenture. Said interest consists of $___________ of interest accrued on Bonds bearing interest at a [Weekly Rate/Term Rate] (as such term is defined in the Bond Indenture), which amount of interest is payable on such Bonds on the Payment Date.

          (2) Demand is hereby made under the Letter of Credit for $___________, which amount does not exceed (i) the amount in paragraph (1) of this Certificate or (ii) the Interest Portion of the Stated Amount.

          (3) The amount demanded hereunder does not include any amount payable with respect to any Excluded Bond.

          (4) The proceeds of this demand for payment equal to the amount set forth in paragraph (1) of this Certificate shall be deposited in the Letter of Credit Debt Service Account (as defined in the Bond Indenture) and shall be applied solely to the payment of unpaid interest on Bonds bearing interest at a [Weekly Rate Term Rate] in accordance with the Bond Indenture.

          (5) (a) Payment of this demand for payment is requested on or before 10:00 a.m. New York time, on the later of (i) the Payment Date (or if the Payment Date is not a Business Day, the next succeeding Business Day) and
(ii) the Business Day next succeeding the Business Day on which this Certificate is received or deemed to have been received by the Bank in accordance with paragraph 7(a) of the Letter of Credit.

               (b) Payment of this demand for payment shall be made in accordance with the payment instructions provided in paragraph 7(b) of the Letter of Credit.

          IN WITNESS WHEREOF, the Bond Trustee has executed and delivered this Certificate as of the ____ day of ________, ____.

                              UNITED STATES TRUST  OF NEW
                                YORK, as Bond Trustee


                              By:________________________________
                                 Name:
                                 Title:

                                   EXHIBIT B

                                    FORM OF
                      BOND PLEDGE AND SECURITY AGREEMENT

     THIS BOND PLEDGE AND SECURITY AGREEMENT (the "Pledge Agreement"), dated as of December 1, 1995, is made by and among Palomino Park Public Improvements Corporation, a Colorado nonprofit corporation (the "Bond Issuer"), Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford REIT" and, collectively with the Bond Issuer, the "Pledgors"), Dresdner Bank AG, a banking corporation organized and existing under the laws of The Federal Republic of Germany, acting by and through its New York Branch (the "Bank"), and United States Trust Company of New York, as custodian for the Bank (the "Bond Trustee"), pursuant to the Letter of Credit Reimbursement Agreement dated as of December 1, 1995, between the Pledgors and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Reimbursement Agreement ").

                             W I T N E S S E T H:

     WHEREAS, the Bond Issuer is issuing at the request of and for the benefit of Wellsford REIT and its Subsidiary, Park at Highlands LLC, a Colorado limited liability company ("Highlands"), its "Palomino Park Public Improvements Corporation Assessment Lien Revenue Bonds Series 1995 - $14,755,000" (the "Bonds") pursuant to a Trust Indenture dated as of December 1, 1995 (the "Bond Indenture") between the Bond Issuer and the Bond Trustee;

     WHEREAS, the Bond Indenture requires the purchase of Bonds under certain circumstances as set forth in Section 4.04 of the Bond Indenture from the holders thereof:

     WHEREAS, the Pledgors have entered into the Reimbursement Agreement in order to cause the Bank to issue its Letter of Credit No. 967-95 dated December 1, 1995, which may be used, inter alia, to pay the purchase price of certain Bonds (to the extent moneys drawn under the Letter of Credit are used to purchase such Bonds, and until such Bonds have been released from the security interest therein created hereby, such Bonds are referred to herein as "Pledged Bonds"); and

     WHEREAS, it is a condition precedent to the obligation of the Bank to issue the Letter of Credit that the Pledgors shall have executed and delivered this Pledge Agreement to the Bank;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Reimbursement Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, each Pledgor hereby agrees with the Bank as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have such defined meanings when used herein.

     2. Pledge. Each Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Bank all of its right, title and interest in and to the Pledged Bonds as the same may be from time to time delivered to the Bond Trustee by the holders thereof and each Pledgor hereby grants to the Bank a first lien on, and security interest in, its right, title and interest in and to the Pledged Bonds, all interest or other income thereon and all proceeds thereof (the "Collateral"), as collateral security for the prompt and complete payment when due of all amounts due in respect of the obligations of the Pledgors under the Reimbursement Agreement and interest on such amounts (all the foregoing being hereinafter called the "Obligations"). Each Pledgor hereby consents to the Bond Trustee acting as the agent and bailee of the Bank for purposes of perfecting the Lien of this Pledge Agreement and of holding the Collateral for the benefit of the Bank.

     Payments on the Pledged Bonds. If, while this Pledge Agreement is in effect either Pledgor shall become entitled to receive or shall receive any principal or interest payment in respect of the Pledged Bonds, such Pledgor agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. The Pledgors instruct and authorize the Bond Trustee to deliver forthwith to the Bank any payment to be made on Pledged Bonds and instruct and authorize the Bond Trustee to hold and receive on behalf of the Bank and deliver forthwith to the Bank any payments to be made or received in respect of Pledged Bonds (including all proceeds of any remarketing of the Pledged Bonds). All sums of money so paid in respect of the Pledged Bonds which are received by either Pledgor and paid to the Bank shall be credited against the obligations of the Pledgors to the Bank first to any fees, costs, charges or expenses payable to the Bank under the Reimbursement Agreement or the Letter of Credit, next to any accrued but unpaid interest under Sections 2.1 or 2.2 of the Reimbursement Agreement, next to any current interest due, and then to outstanding principal.

     4. Release of Pledged Bonds. Subject to and in accordance with the terms and conditions of Section 2.4 of the Reimbursement Agreement, the Pledgors shall have the right to effect releases of Pledged Bonds from the security interest created by this Pledge Agreement.

     5. Rights of the Bank. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, and shall be under no obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     6. Remedies. In the event of any Event of Default under the Reimbursement Agreement, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgors or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived) in its sole discretion (a) may exercise any or all of its rights and remedies under any or all of the Related Documents or any other instrument or agreement securing, evidencing or relating to the Obligations or under applicable law (including all of the rights and remedies of a secured creditor under the Uniform Commercial Code of the State of New York (the "UCC") or any other applicable law), (b) may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or (c) may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as the Bank may elect, the Pledgors remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required to be paid by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Bank account for the surplus, if any, to the Pledgors. Each Pledgor agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgors if they have signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the UCC. Each Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the UCC and the Pledgors shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, and the fees and costs of any attorneys employed by the Bank to collect such deficiency. The Bond Trustee, in its capacity as custodian for the Bank, agrees to take such steps as Bank reasonably requests in order to effect or implement any of the foregoing remedies.

     7. Representations, Warranties and Covenants of the Pledgors. Each Pledgor represents and warrants that: (a) on the date that any Bonds become Pledged Bonds, none of the Bond Issuer, Wellsford REIT nor the Bond Trustee (except in its capacity as the Bank's designated custodian to hold the Pledged Bonds) will have any right, title or interest in and to the Pledged Bonds; (b) each Pledgor has, and on the date that such Bonds become Pledged Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Pledge Agreement; (c) this Pledge Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms; (d) no consent of any other party (including, without limitation, creditors of either Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by either Pledgor in connection with the execution, delivery or performance of this Pledge Agreement; (e) the execution, delivery and performance of this Pledge Agreement will not violate, in any material respect, any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which either Pledgor is a party or which purports to be binding upon either Pledgor or upon its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of such Pledgor except as contemplated by this Pledge Agreement; and (f) the pledge, assignment and delivery of such Pledged Bonds pursuant to this Pledge Agreement will create a valid first lien on and a first perfected security interest in, all right, title or interest of the Pledgors in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of either Pledgor which would include the Pledged Bonds. Each Pledgor covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Bank as Collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

     8. No Disposition, etc. Without the prior written consent of the Bank, the Pledgors and the Bond Trustee each agree that they will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will they create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement and sale of the Pledged Bonds pursuant to Section 4.05 of the Bond Indenture, subject to Section 4 of this Pledge Agreement.

     9.   Sale of Collateral.

          (a) Each Pledgor recognizes that the Bank may be unable to effect a public sale of any or all of the Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for its own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer would agree to do so.

          (b) Each Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgors' expense. Each Pledgor further agrees that a breach of any of the covenants contained in this Pledge Agreement will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Pledge Agreement shall be specifically enforceable against the Pledgors and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Reimbursement Agreement. Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Bank shall sue for damages for breach, the Pledgors shall pay, as liquidated damages and not as a penalty, an amount equal to the outstanding principal amount of, accrued premium, if any, and accrued interest on the Pledged Bonds and all other amounts payable pursuant to Article 2 of the Reimbursement Agreement on the date the Bank shall demand compliance with this Paragraph.

          (c) The Bond Trustee, as custodian for the Bank, agrees to cooperate with the Bank and the Pledgors and to do or cause to be done all such acts and things as may be necessary to permit the Pledgors to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales.

     10. Bond Trustee.

               (i) If a book-entry depository administered by the Depository Trust Company or any successor or nominee thereto (the "Depository") is in use pursuant to the Bond Indenture, the Bond Trustee shall notify the Depository (in a form acceptable to the Depository for such notice) of the principal amount(s) of the Bonds which are to become Pledged Bonds prior to or concurrently with its receipt from the Bank of a federal funds tracking number for a wire transfer in payment of a drawing under the Letter of Credit to purchase such Bonds. Said notice shall further instruct the Depository to record in its system a corresponding increase in the principal amount of the Bonds credited to the account of the Bond Trustee as the agent and bailee of the Bank or such other Person identified by the Bank (through notice to the Bond Trustee and the Pledgors) as the entity which should hold Pledged Bonds in a book-entry system (the Bond Trustee or such other Person, the "Bank's DTC Participant"). Concurrently with the delivery of such notice to the Depository, the Bond Trustee shall provide a copy of such notice to the Bank and the Pledgors. The Bond Trustee and the Pledgors shall provide the Bank with any confirmation or like notice received by any of them from the Depository evidencing the Depository's compliance with the instructions.

               (ii) Whenever a book-entry depository is in use pursuant to the Bond Indenture and Pledged Bonds are held on behalf of the Bank by the Bank's DTC Participant, the Bank shall have the right to obtain a separate bond certificate to evidence the Pledged Bonds, and upon request by the Bank, the Pledgors will cause the Bond Trustee to authenticate and deliver such certificate, and such certificate shall be deposited with the Depository or delivered to the Bank or a Person designated by the Bank, as the Bank shall direct.

               (iii) If a book-entry depository ever ceases to be in use with respect to the Bonds, the Bond Trustee and the Pledgors each hereby agree to hold any Pledged Bonds received by any of them as the Bank's agent and bailee and to make a notation in its respective records with respect to the Pledged Bonds. Upon request of the Bank, each of the Bond Trustee and the Pledgors will deliver all or a portion of such Pledged Bonds to the Bank or to such Person as the Bank may direct without termination of this Pledge Agreement.

               (iv) Except at the written direction of the Bank, the Bond Trustee shall not enter into any agreement other than this Pledge Agreement regarding possession of the Pledged Bonds or any other Collateral without prior written consent of the Bank. The Bond Trustee will not release any Pledged Bonds for remarketing unless the Bank has delivered to the Bond Trustee written notice (which may be by telecopy) pursuant to Section 2.4 of the Reimbursement Agreement and Section 4.05(a) of the Bond Indenture.

               (v) Upon appointment of a successor Bond Trustee under and in accordance with the terms of the Bond Indenture, release and delivery to the Bank or its designee of any Collateral then held by the Bond Trustee pursuant to this Pledge Agreement, and the assumption in writing by its successor of its obligations hereunder, the Bond Trustee shall have the right to terminate its position as Bond Trustee for the Bonds and its obligations under this Pledge Agreement.

               (vi) In acting under this Pledge Agreement, the Bond Trustee shall not be liable to the Bank except for negligence or willful misconduct in the performance of its obligations hereunder.

     11. Further Assurances. Each Pledgor agrees that at any time and from time to time upon the written request of the Bank, such Pledgor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement.

     12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. No Waiver: Remedies Cumulative. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     14. Waivers; Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Bank. This Pledge Agreement and all obligations of the Pledgors and the Bond Trustee hereunder shall be binding upon the successors and assigns of their respective successor and assigns, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New York.

     15. Designation of Custodian. The Bank hereby designates the Bond Trustee as the Bank's custodian and agent for the purpose of holding the Pledged Bonds on behalf of the Bank and with such authority for taking actions with respect to the Pledged Bonds as set forth herein and as may be directed by, and on behalf of, the Bank. The parties hereto acknowledge that the Bank may designate any successor Bond Trustee under the Bond Indenture, or any substitute Person that the Bank may elect to designate, as the Bank's custodian and agent for the purpose of holding the Pledged Bonds on behalf of the Bank and with such authority for taking actions with respect to the Pledged Bonds as set forth herein and as may be directed by, and on behalf of, the Bank.

     IN WITNESS WHEREOF, the Pledgors, the Bank and the Bond Trustee have caused this Bond Pledge and Security Agreement to be duly executed and delivered on the day and year first above written.

PLEDGORS:

PALOMINO PARK PUBLIC IMPROVEMENTS
CORPORATION, a Colorado nonprofit
corporation


By:_____________________________
Name:
Title:

WELLSFORD RESIDENTIAL PROPERTY
TRUST, a
Maryland real estate investment
trust

By:_____________________________
Name:
Title:

BANK:

DRESDNER BANK AG, New York Branch

By:_____________________________
Name:
Title:


By:_____________________________
Name:
Title:


BOND TRUSTEE:

UNITED STATES TRUST COMPANY OF NEW
YORK

By:_____________________________
Name:
Title:

                                  EXHIBIT C-1

                                    FORM OF
                        WELLSFORD REIT PROMISSORY NOTE

                                   Dated: December 13, 1995

     FOR VALUE RECEIVED, the undersigned, Wellsford Residential Property Trust ("Wellsford REIT"), a Maryland real estate investment trust, HEREBY PROMISES TO PAY on the Expiration Date to the order of Dresdner Bank AG, New York Branch, a banking corporation organized and existing under the laws of The Federal Republic of Germany acting through its New York Branch (the "Bank"), the unpaid amount of all obligations of Wellsford REIT to the Bank pursuant to that certain Letter of Credit Reimbursement Agreement among Wellsford REIT, Palomino Park Public Improvements Corporation and the Bank dated as of December 1, 1995 (the "Reimbursement Agreement") and the other Related Documents. Wellsford REIT promises to pay interest on the unpaid principal amount of this Promissory Note from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Reimbursement Agreement. (Capitalized terms used in this Promissory Note which are not otherwise defined herein have the same meaning as provided in the Reimbursement Agreement.)

     Both principal and interest are payable in lawful money of the United States of America in immediately available funds at the office of the Bank set forth in the Reimbursement Agreement.

     This Promissory Note is one of the Promissory Notes referred to in, and is entitled to the benefits of, the Reimbursement Agreement and the other Related Documents. The Reimbursement Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for optional and mandatory prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Wellsford REIT waives presentment, demand, protest or notice of any kind in connection with this Promissory Note. Wellsford REIT agrees to pay to the holder hereof, on demand, all costs and expenses (including legal fees and disbursements) incurred in connection with the enforcement and collection of this Promissory Note.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                    WELLSFORD RESIDENTIAL PROPERTY TRUST

                         By:_____________________________
                         Name:
                         Title:

                                  EXHIBIT C-2

                                    FORM OF
                         PALOMINO PARK PROMISSORY NOTE

                                       Dated: December 13, 1995

     FOR VALUE RECEIVED, the undersigned, Palomino Park Public Improvements Corporation (the "Bond Issuer"), a Colorado nonprofit corporation, HEREBY PROMISES TO PAY on the Expiration Date to the order of Dresdner Bank AG, New York Branch, a banking corporation organized and existing under the laws of The Federal Republic of Germany acting through its New York Branch (the "Bank"), the unpaid amount of all obligations of the Bond Issuer to the Bank pursuant to that certain Letter of Credit Reimbursement Agreement among the Bond Issuer, the Bank and Wellsford Residential Property Trust dated as of December 1, 1995 (the "Reimbursement Agreement") and the other Related Documents. The Bond Issuer promises to pay interest on the unpaid principal amount of this Promissory Note from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Reimbursement Agreement. (Capitalized terms used in this Promissory Note which are not otherwise defined herein have the same meaning as provided in the Reimbursement Agreement.)

     Both principal and interest are payable in lawful money of the United States of America in immediately available funds at the office of the Bank set forth in the Reimbursement Agreement.

     This Promissory Note is one of the Promissory Notes referred to in, and is entitled to the benefits of, the Reimbursement Agreement and the other Related Documents. The Reimbursement Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for optional and mandatory prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Bond Issuer waives presentment, demand, protest or notice of any kind in connection with this Promissory Note. The Bond Issuer agrees to pay to the holder hereof, on demand, all costs and expenses (including legal fees and disbursements) incurred in connection with the enforcement and collection of this Promissory Note.

     This Promissory Note shall be governed by, and construed in accordance with. the laws of the State of New York.

                              PALOMINO PARK PUBLIC
                              IMPROVEMENTS CORPORATION
                         By:____________________________
                            Name:
                            Title:

                                   EXHIBIT D

                                    FORM OF
                            COMPLIANCE CERTIFICATE

Dresdner Bank AG
New York Branch
75 Wall Street
New York, New York 10005
Attn: Richard W. Conroy

               Letter of Credit Reimbursement Agreement

Ladies and Gentlemen:

     Reference is made to the Letter of Credit Reimbursement Agreement dated as of December 1, 1995 (the "Reimbursement Agreement") by and among Wellsford Residential Property Trust ("Wellsford REIT"), Palomino Park Public Improvements Corporation and Dresdner Bank AG, New York Branch ("Bank"). Terms defined in the Reimbursement Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Pursuant to the Reimbursement Agreement, Wellsford REIT is furnishing to you herewith (or has recently furnished to you) the financial statements of Wellsford REIT and its Subsidiaries for the fiscal period ended ___________________________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Wellsford REIT and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of Section 5.4(d), Section 5.5(4) and Section 3.10 of the Reimbursement Agreement. If this certificate is provided under a provision other than Section 5.4(d), the calculations provided below are made using the financial statements of Wellsford REIT and its Subsidiaries as of the Balance Sheet Date adjusted in the best good faith estimate of Wellsford REIT to give effect to the transactions on the Closing Date, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and Wellsford REIT's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of Wellsford REIT is its chief financial officer.

     The undersigned officer has caused the provisions of the Reimbursement Agreement to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by Wellsford REIT with respect thereto.)


     Wellsford REIT is providing the following information to demonstrate compliance as of the date hereof with the following covenants:

1.   Implied Rating.

     Wellsford REIT's Implied Rating is:

A.  S&P                                                              __________

     Date Rating Issued:                                             __________
     Date Rating Last Reaffirmed                                     __________

B. Moody's                                                           __________

     Date Rating Issued:                                             __________
     Date Rating Last Reaffirmed:                                    __________

2.   Section 5.13. Unencumbered Operating Properties                 __________

     A. Value of Unencumbered Operating Properties                   __________

          1.   Total unsecured Indebtedness of
               Wellsford REIT and its Subsidiaries                   __________

               Loans                                                $__________
               Letters of Credit Outstanding                        $__________
               Other Unsecured Indebtedness                         $__________
               (Attach schedule and specifically
               identify facilities)

               Total Unsecured Indebtedness                         $__________

          2.   Asset Value of Unencumbered Operating
               Properties                                           $__________

          Ratio of A.2 to A. 1                                       __________

          Ratio of A.2 to A. 1 must be equal to
          or greater than 1.8 to 1

     The Ratio of A.2 to A. 1
     for the previous three quarters ________, ________, _______


     B. Cash Flow of Unencumbered Operating Properties

               1. Consolidated Operating Cash Flow
               from Unencumbered Operating Properties
               for most recent quarter                              $__________

               Consolidated Operating Cash Flow
               for three prior quarters:                            $__________

               Quarter ended_______                                 $__________

               Quarter ended_______                                 $__________

               Quarter ended_______                                 $__________

               Total
               (Attach Schedule satisfactory to Bank)

          2.   $100 multiplied by number of units within Unencumbered Operating

               Properties                                           $__________

          3.   Total of 1 minus 2                                   $__________

          4.   Pro Forma Debt Service Charge                        $__________

          Total outstanding principal balance of
          unsecured Indebtedness                                    $__________

          Interest Rate (7 year Treasuries plus
          1.75%)                                                    $__________

          Amortization (25-year schedule)                           $__________

          Aggregate principal and interest
          payments payable over 12 months
          on such balance at such rate                              $__________

     Ratio of B.3 to B.4

     B.3 must not be less than 1.5 times B.4.

     Coverage for previous
     three quarters                ________,_________,_________



     C.   1.   Average Occupancy of
               Unencumbered Operating
               Properties for current quarter                       $__________

          2.   Average Occupancy of prior quarter                   $__________

          3.   Quarter ended                                        $__________

          4.   Average Occupancy for two prior                      $__________
               quarters

     Average Occupancy may not be less than 90%

          4.   Average Occupancy for each Unencumbered
               Operating Property for two prior quarters

          Average Occupancy may not be less than 80% for any Unencumbered Operating Property

          (Attach Schedule)

          3.   Section 6.3(h). Recourse Indebtedness.

               A. Amount of recourse Indebtedness
                  pursuant to Section 6.3(h)                        $__________

                  Amount may not exceed $25,000,000

                  The amount for the previous
                  three quarters

          4.   Section 6.3(i). Subordinated Debt and Senior
                          Unsecured Long-Term Debt.

               Attach description of any such Indebtedness, including principal amount, maturity and key covenants and restrictions.

          5.   Section 6.5(j). Other Investments.

               A. Consolidated Total Assets                         $__________

               B. Other Investments                                 $__________

                  Aggregate book value of other
                  Investments referred to in
                  Section 6.5(j)                                    $__________

               C. A + B                                             $__________

                  B may not exceed the lesser of
                  (i) 10% of A and (ii) $35,000,000

                  The amount of B for the previous
                  three quarters                  ________,__________,_________

          6.   Section 6.9. Distributions.

               A. Amount of Distributions for
                  Quarter most recently ended                       $__________

                  For Prior Quarters:

                  Quarter ended ________                            $__________

                  Quarter ended ________                            $__________

                  Quarter ended ________                            $__________

                  Total

               B. Funds from Operations

                  Funds from Operations for
                  Quarter most recently ended                       $__________


                  Funds from Operations for Prior Quarters:

                  Quarter ended ________                            $__________

                  Quarter ended ________                            $__________

                  Quarter ended ________                            $__________

                  Total


               C. Minimum Distributions required
                  to maintain REIT status of the

                  Wellsford REIT                                    $__________

               D.   A is   % of B

               A may be at least equal to C, but may
               not exceed 90% of B.

          7. Section 6.14(1). Additional Restrictions on Liens on Real Estate.

               A. Number of Real Estate projects owned
                  in fee simple by Wellsford REIT                    __________

               B. Number of such Real Estate projects
                  which are subject to Liens (other
                  than the Liens permitted by
                  Section 6.4(b) and (d))                            __________

               C. B is   % of A

               B may not exceed 60% of A.

          (At such time as Wellsford REIT's $115,000,000 non-recourse structured real estate mortgage loan described in the Prospectus is repaid, B may not exceed 40% of A)

          8.   Section 6.14(2). Additional Restrictions on Indebtedness.

               A. Amount of Indebtedness
                  pursuant to Section 6.14(2)                       $__________


               B.   Undepreciated Cost of Fee Simple
                  Real Estate                                       $__________

               ________ A is ________ % of B

               A may not exceed 40% of B

               Percentage for the previous
               three quarters                     ________,__________,_________

          9.   Section 6.17(1). Liabilities to Assets Ratio.

                  A.     Consolidated Total Liabilities
                  per balance sheet                                 $__________

               B.   Consolidated Total Assets                       $__________

                  Ratio of A to B                                    __________

                  Ratio of A to B may not exceed 0.55 to 1.

               The ratio of A to B for the
               previous three quarters            ________,__________,_________

          10.  Section 6.17(2).    Consolidated Operating Cash Flow Coverage

               A.   Consolidated Operating Cash Flow

                  Consolidated Net Income
                  for most recent quarter                           $__________

                  Plus Depreciation and
                  amortization                                      $__________

                  Plus Interest expense                             $__________

                  Plus Extraordinary or non-
                  recurring losses                                  $__________

                  Minus extraordinary or non
                  recurring gains                                   $__________

                  Minus Net Capital Expenditures                    $__________

                  Subtotal for most recent quarter                  $__________


                  Consolidated Operating Cash
                  Flow for three prior quarters:


                  Quarter ended ________                            $__________

                  Quarter ended ________                            $__________

                  Quarter ended ________                            $__________

                  Total                                             $__________


               B. Debt Service for four prior
                  quarters                                          $__________

                  A divided by B (expressed as
                  a percentage)                                      __________

                  A must equal or exceed 200% of B.                  __________

                  Coverage for previous           ________,__________,_________
                  three quarters

          11.  Section 5.5(4). Transfers and Encumbrances.

               Describe sales, encumbrances, refinances and other transfers referred to in Section 7.5(e).

          12.  Section 6.11. Development Activity.

               A.   Number of multifamily units owned by
                  Wellsford REIT and its
                  Subsidiaries                                       __________

                  B.     Number of multifamily units under
                  development pursuant to

                  Section 8.9                                        __________

               C. B divided by A                                     __________

                  D.     Aggregate Cost of acquiring or
                  completing projects under
                  development pursuant to
                  Section 8.9                                       $__________

               E. Attach schedule describing the projects under development or to be acquired, the name of the seller (if applicable), the status of development, the targeted completion or closing date, the sources of capital to complete development or acquire projects under development, the name of the lender or other party providing such capital, the amount of the facility, the nature of the facility and material funding restrictions.

               F. Development may not exceed the lesser of (1) any number of projects whose cost does not exceed $100,000,000 and (2) 10% of A.

          IN WITNESS WHEREOF, I have hereunto set my hand this___ day of ____________, 199_.

WELLSFORD RESIDENTIAL PROPERTY TRUST

By:_____________________________________
     Chief Financial Officer

                                  SCHEDULE A
                                      TO
                   LETTER OF CREDIT REIMBURSEMENT AGREEMENT

None.

                                  SCHEDULE B
                                      TO
                   LETTER OF CREDIT REIMBURSEMENT AGREEMENT

None.

                                  SCHEDULE C

None.

                                  SCHEDULE D

                                 SUBSIDIARIES

          NAME                     FORM & JURISDICTION           OWNERSHIP
                                                                 INTEREST

Wellsford Ironwood Corp.           Delaware corporation             100%
Wellsford Marks B Corp.            Colorado corporation             100%
Wellsford Warwick Corp.            Colorado corporation             100%
Wellsford San Tropez Corp.         Arizona corporation              100%
Wellsford Property Management
  Corp.                            Colorado corporation             100%
Wellsford Oklahoma, Inc.           Oklahoma corporation             100%
WOP Limited Partnership            Oklahoma limited partnership     100%
Wellsford Holly Residential
  Properties, Inc.                 Maryland corporation             100%
Holly Property Holdings, Inc.      Washington corporation           100%
Wellsford Park Highlands Corp.     Colorado corporation             100%
Wellsford Holly Management,
  Inc.                             Washington corporation           100%
Wellsford Development Corp.        Colorado corporation             100%
Village at Bear Creek, LLC         Colorado limited liability       99%
                                     company
Park at Highlands LLC              Colorado limited liability       99%
                                     company
Roy Street Associates              Washington general partnership   50%
Upland North Associates            Washington general partnership   50%